UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under Rule 14a-12

Wendy’s/Arby’s Group, Inc.
Name of the Registrant as Specified In Its Charter

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NOTICE OF 2010 ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT

WENDY’S/ARBY’S GROUP, INC.
1155 Perimeter Center West
Atlanta, Georgia 30338
(678) 514-4100

April 9, 2010

Dear Stockholders:

It is my pleasure to invite you to join me at the 2010 Annual Meeting of Stockholders of Wendy’s/Arby’s Group, Inc., which will be held at 11:00 a.m., local time, on Thursday, May 27, 2010, at the W New York, 541 Lexington Avenue, New York, New York 10022. The Board of Directors and management hope that you will be able to attend in person.

At the Annual Meeting, you will be asked to consider and vote on the election of twelve directors, a proposal to approve the Company’s 2010 Omnibus Award Plan, and a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants. The Board of Directors recommends that you vote FOR each of these proposals. You will also be asked to consider and vote on a stockholder proposal, if properly presented at the meeting. The Board of Directors recommends that you vote AGAINST that proposal.

The Notice of Annual Meeting and Proxy Statement follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting in person, please promptly complete and return your proxy card in the enclosed envelope, or submit your proxy by telephone or by Internet as described in the instructions included with your proxy card. If you attend the Annual Meeting and wish to vote your shares in person, you may revoke your proxy.

Sincerely,
ROLAND C. SMITH President and Chief Executive Officer

WENDY’S/ARBY’S GROUP, INC.
NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
To be Held on Thursday, May 27, 2010
11:00 a.m., Local Time

The 2010 Annual Meeting of Stockholders of Wendy’s/Arby’s Group, Inc. will be held on Thursday, May 27, 2010, at 11:00 a.m., local time, at the W New York, 541 Lexington Avenue, New York, New York 10022, for the following purposes:

(1)	to elect twelve directors to hold office until the Company’s next annual meeting of stockholders;

(2)	to approve the Company’s 2010 Omnibus Award Plan, a copy of which is attached as Annex A to this Proxy Statement;

(3)	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2010;

(4)	to vote on a stockholder proposal regarding poultry slaughter, if properly presented at the meeting; and

(5)	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders entitled to vote at the Annual Meeting or any adjournment or postponement thereof are holders of record of the Company’s Common Stock at the close of business on April 1, 2010. All such stockholders of record are invited to attend the Annual Meeting. Admission to the Annual Meeting will be by ticket only and packages and bags may be inspected and required to be checked in at the registration desk. You also will be required to present identification containing a photograph. If you are a registered stockholder (your shares are held in your name) and plan to attend the Annual Meeting, please check the appropriate box on the proxy card and retain the top portion of your proxy card, which serves as your admission ticket. If you are a beneficial owner (your shares are held by a broker, bank or other such holder of record) and you plan to attend the Annual Meeting, your admission ticket is either your notice regarding the availability of proxy materials or the top portion of your voting instruction form, whichever you have received. The Proxy Statement also includes information on how to obtain a ticket from the Company. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Annual Meeting.

By Order of the Board of Directors
NILS H. OKESON Secretary

April 9, 2010

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 27, 2010: The proxy statement and the annual report are available at www.wendysarbys.com.

Your vote is important! Stockholders are cordially invited to attend the meeting. Whether or not you plan to attend, please promptly complete and return your proxy card in the enclosed envelope, or submit your proxy by telephone or by Internet as described in the instructions included with your proxy card. You may nevertheless vote in person if you attend the meeting.

WENDY’S/ARBY’S GROUP, INC.
1155 Perimeter Center West
Atlanta, Georgia 30338
(678) 514-4100

PROXY STATEMENT

INTRODUCTION

The accompanying proxy is solicited by the Board of Directors (the “Board of Directors” or the “Board”) of Wendy’s/Arby’s Group, Inc. (“Wendy’s/Arby’s” or the “Company”) in connection with the 2010 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held on Thursday, May 27, 2010, at 11:00 a.m., local time, at the W New York, 541 Lexington Avenue, New York, New York 10022, and at any adjournment or postponement thereof. This Proxy Statement and a proxy are first being mailed to stockholders on April 12, 2010. The mailing address of the Company’s principal executive office is 1155 Perimeter Center West, Atlanta, Georgia 30338.

When a proxy is returned properly dated and signed, the shares represented thereby will be voted by the persons named as proxies in accordance with each stockholder’s instructions. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy. If a proxy is dated, signed and returned by a stockholder without specifying choices, the shares will be voted as recommended by the Board of Directors FOR the election of each of the twelve nominees for director named in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4.

The Company does not have cumulative voting. Under the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and By-Laws (the “By-Laws”), business transacted at the Annual Meeting is confined to the purposes stated in the Notice of the Annual Meeting and other matters that properly come before the meeting in accordance with the Certificate of Incorporation and the By-Laws. Except for the proposals described in this Proxy Statement, no other matters currently are intended to be brought before the Annual Meeting by the Company, or to the Company’s knowledge, any other person. The proxy being solicited does, however, convey discretionary authority to the persons named therein as proxies to vote on other matters that may properly come before the meeting in accordance with the Certificate of Incorporation and the By-Laws. The proxy may be revoked by the stockholder at any time prior to the time it is voted by giving notice of such revocation either personally or in writing to the Corporate Secretary of the Company at the address provided above.

Only holders of the Company’s Common Stock, par value $.10 per share (the “Common Stock”), at the close of business on April 1, 2010, their authorized representatives and guests of the Company will be able to attend the Annual Meeting. For your comfort and security, admission to the Annual Meeting will be by ticket only. If you are a registered stockholder (your shares are held in your name) and plan to attend the Annual Meeting, please check the appropriate box on the enclosed proxy card. Your admission ticket can be detached from the bottom portion of the proxy card. If you are a beneficial owner (your shares are held in the name of a broker, bank or other such holder of record) and plan to attend the Annual Meeting, your admission ticket is either your notice regarding the availability of proxy materials or the top portion of your voting instruction form, whichever you have received. In addition, you can obtain an admission ticket in advance by writing to the Corporate Secretary, Wendy’s/Arby’s Group, Inc., 1155 Perimeter Center West, Atlanta, Georgia 30338. Please be sure to enclose proof of ownership, such as a bank or brokerage account statement or a letter from the bank or broker verifying such ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Annual Meeting. Tickets may be issued to others at the discretion of the Company.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my proxy?
A:

Wendy’s/Arby’s Board of Directors, in connection with the Board’s solicitation of proxies for use at the Annual Meeting. Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by mail, telephone, email, fax or in person. We have hired Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, to assist in soliciting proxies from brokers, bank nominees and other stockholders.

Q:	Who will bear the expenses of this solicitation?
A:

We will pay the costs and expenses of the solicitation. Our directors, officers and employees will not receive additional remuneration for soliciting proxies. We expect that we will pay Innisfree M&A Incorporated not more than $15,000, plus reasonable out-of-pocket expenses, and also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable costs and expenses to forward our proxy materials to the beneficial owners of our Common Stock.

Q:	Why did I receive a notice regarding the availability of proxy materials rather than the printed proxy statement and annual report?
A:

As permitted by Securities and Exchange Commission rules, we are making our proxy materials available electronically via the Internet on the Company’s website at www.wendysarbys.com. On April 13, 2010, we began mailing a notice to our stockholders containing information on how to access these materials and vote online. If you received that notice, then you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice. Adopting this process allows the company to reduce its overall costs and the environmental impact of printing and mailing these materials.

Q:	Who is entitled to vote?
A:	All holders of record of the Company’s Common Stock at the close of business on April 1, 2010 are entitled to vote on all business transacted at the Annual Meeting.
Q:	What is the difference between a registered stockholder and a “street name” holder?
A:	If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our stock transfer agent, you are considered a stockholder of record for those shares.

If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of your shares, and your shares are said to be held in “street name.” Your broker, bank or other nominee does not have authority to vote your shares on Proposals 1, 2 and 4 without instructions from you. Your broker, bank or other nominee should have enclosed, or should provide, a notice regarding the availability of proxy materials or a voting instruction form for you to use in directing it how to vote your shares.

Q:	What should I do with these materials?
A:

Please carefully read and consider the information contained in this Proxy Statement, and then vote your shares as soon as possible to ensure that your shares will be represented at the Annual Meeting. You may vote your shares prior to the meeting even if you plan to attend the meeting in person.

Q:	How do I vote?
A:	You may vote before the Annual Meeting in one of the following ways:
• Visit the website shown on your proxy card, notice of availability of proxy materials or voting instruction form to vote via the Internet;
• Use the toll-free number shown on your proxy card or voting instruction form; or
• Complete, sign, date and return the enclosed proxy card or voting instruction form in the enclosed postage-paid envelope if you have requested and received those items by mail.

If you are a registered stockholder, you may also vote your shares in person at the meeting. If you hold your shares in street name, then you must obtain a proxy from the broker, bank or other nominee who holds the shares on your behalf in order to vote in person at the meeting.

Q:	What does it mean if I receive more than one proxy card or notice regarding the availability of proxy materials or voting instruction form?
A:

It means that you have multiple accounts at the transfer agent and/or with brokers, banks or other nominees. Please follow the instructions set forth on each proxy card, notice or voting instruction form to ensure that all your shares are voted.

Q:	What is the deadline for submitting a proxy?
A:

In order to be counted, proxies submitted by telephone or the Internet must be received by 11:59 p.m. on May 26, 2010. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:	What constitutes a quorum?
A:

At the close of business on April 1, 2010, the Company had 436,430,468 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote per share. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum. Broker “non-votes” and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of shares is present at the Annual Meeting.

Q:	What are abstentions and broker non-votes and how do they affect voting?
A:

Abstentions—If you specify on your proxy card that you “abstain” from voting on an item, your shares will be counted present and entitled to vote for the purpose of establishing a quorum. Abstentions are not included in the tabulation of voting results on the election of directors (Proposal 1), but will be the equivalent of an “against” vote on proposals that require the affirmative vote of a majority of the votes cast pursuant to New York Stock Exchange rules (Proposal 2), or the affirmative vote of a majority of the voting power present and entitled to vote (Proposals 3 and 4).

Broker Non-Votes—Under New York Stock Exchange rules, if your shares are held in street name then your broker has discretion to vote your shares without instructions from you on certain “routine” proposals, such as the ratification of the appointment of the independent registered public accounting firm (Proposal 3). Your broker does not, however, have such discretion on non-routine proposals such as the election of directors (Proposal 1), approval of the Company’s 2010 Omnibus Award Plan (Proposal 2), or the stockholder proposal regarding poultry slaughter (Proposal 4). If you do not provide your broker with voting instructions for the non-routine proposals, then your broker will be unable to vote on these proposals and will report your shares as “non-votes” on these proposals. Like abstentions, broker non-votes are counted as present for the purpose of establishing a quorum, but unlike abstentions they are not counted for the purpose of determining the number of shares present (in person or by proxy) and entitled to vote on particular proposals. Broker non-votes are not included in the tabulation of voting results and will not have the effect of votes “for” or “against” any of the Proposals, but could affect the outcome of the vote to approve the Company’s 2010 Omnibus Award Plan to the extent that broker non-votes impair the ability to satisfy the New York Stock Exchange requirement that the total votes cast on this proposal represent over 50% in interest of all securities entitled to vote on the proposal.

Q:	What am I being asked to vote on?
A:	You are being asked to vote on the following four proposals:
(1) to elect twelve directors to hold office until the Company’s next annual meeting of stockholders (Item 1 on the Company’s proxy card);
(2) to approve the Company’s 2010 Omnibus Award Plan (Item 2 on the Company’s proxy card);
(3) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2010 (Item 3 on the Company’s proxy card); and
(4) to vote on a stockholder proposal regarding poultry slaughter, if properly presented at the meeting (Item 4 on the Company’s proxy card).

Q:	What vote is needed to elect the nominees for director?
A:

The twelve nominees receiving the highest number of affirmative votes will be elected as directors. This number is called a plurality. If you hold shares of Common Stock through a broker, bank or other nominee, your broker, bank or other nominee will vote your shares for you if you provide instructions on how to vote the shares. In the absence of instructions, however, beginning this year, brokers, banks and other nominees no longer have the authority to vote your shares for the election of directors. Accordingly, it is important that you provide voting instructions to your broker, bank or other nominee, so that your shares may be voted in the election of directors.

Q:	What vote is needed to approve the Company’s 2010 Omnibus Award Plan?
A:

Applicable New York Stock Exchange rules require the affirmative vote of a majority of the votes cast on the proposal to approve the Company’s 2010 Omnibus Award Plan, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. For purpose of this proposal, abstentions are counted as votes cast, and therefore will result in the proposal receiving fewer affirmative votes, and thus will have the same effect as a vote against the proposal. Broker non-votes are not treated as votes cast, and therefore will affect the outcome of the vote only to the extent that broker non-votes impair the ability to satisfy the New York Stock Exchange requirement that the total votes cast on this proposal represent over 50% of all securities entitled to vote on the proposal.

Q:	What vote is needed to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2010?
A:	The affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote is required to approve this proposal.
Q:	What vote is needed to approve the stockholder proposal regarding poultry slaughter?
A:	The affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote is required to approve this proposal.
Q:	Why does the Board of Directors oppose the stockholder proposal regarding poultry slaughter?
A:	The Board of Directors recommends that you vote AGAINST the proposal for the reasons set forth in the statement in opposition to the proposal that begins on page 53.
Q:	If I am a stockholder of record and I deliver my proxy or voting instruction card but do not indicate how I want to vote on the proposals?
A:

If you respond but do not indicate how you want to vote on the proposals, your proxy will be counted as a vote in accordance with the recommendation of the Board of Directors FOR the election of each of the twelve nominees for director named in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4.

Q:	May I change my vote after I have delivered my proxy or voting instruction card?
A:	Yes. You may change your vote at any time before your proxy is voted at the Annual Meeting.

You may revoke your proxy by giving notice of revocation in writing, by accessing the Internet site stated on the form of proxy, by using the toll-free telephone number stated on the form of proxy, or by attending, and voting at, the Annual Meeting. Your attendance at the Annual Meeting alone will not revoke any proxy.

If your shares are held in an account with a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote.
Q:	How do Messrs. Nelson Peltz and Peter W. May intend to vote?
A:

The Company has been informed that the shares of Common Stock beneficially owned as of the record date by Nelson Peltz and Peter W. May representing, in the aggregate, approximately 23% of the votes entitled to be cast at the Annual Meeting, will be voted in accordance with the recommendation of the Board of Directors FOR the election of each of the twelve nominees for director named in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4.

Q:	Whom should I call with questions?
A:

Please call Innisfree M&A Incorporated, the Company’s proxy solicitor, at (877) 750-9497 with any questions about the Annual Meeting. Banks, brokers and other nominees can call collect at (212) 750-5833.

PROPOSAL 1.
ELECTION OF DIRECTORS
(Item 1 on the Company’s Proxy Card)

Each of the twelve nominees, if elected, will hold office until the next annual meeting of the Company’s stockholders and until his or her successor is elected and qualified or until his or her prior death, resignation or removal. The persons named in the accompanying proxy will vote for the election of these nominees unless a Wendy’s/Arby’s stockholder directs otherwise. Each nominee has consented to be named and to continue to serve if elected. If any of the nominees become unavailable for election for any reason, the proxies will be voted for the other nominees and for any substitutes.

Nominees for Director

There are currently twelve directors on the Board of Directors.

It is recommended that the twelve nominees named below be elected as directors of the Company. Eleven of the twelve nominees are presently serving as directors of the Company and were elected as directors at the Company’s annual meeting of stockholders held on May 28, 2009. Former New York Governor Hugh L. Carey, who was also elected as a director at that meeting, has determined not to stand for re-election but will continue to serve as a director of the Company until his successor is elected at the Annual Meeting. The twelfth nominee, Mr. Rothschild, was recommended by the Nominating and Corporate Governance Committee of the Board of Directors to fill the vacancy that would otherwise result from Gov. Carey’s decision not to stand for re-election. The Company is unaware of any reason why any of the nominees named herein would be unwilling or unable to serve as a director. Should, however, any nominee for director be unwilling or unable to serve at the time of the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board of Directors may recommend as a substitute.

Certain information regarding each person nominated by the Board of Directors, including his or her business experience and public company directorships during the past five years, is set forth below. Unless otherwise indicated, all nominees have had the indicated principal occupations for the past five years.

Name of Director	Business Experience During Past Five Years, Age and Other Information
Nelson Peltz

Mr. Peltz has been a director of the Company since April 1993 and has served as non-executive Chairman since June 2007. He served as Chairman and Chief Executive Officer of the Company and as a director or manager and officer of certain of the Company’s subsidiaries from April 1993 through June 2007. Additionally, Mr. Peltz has been Chief Executive Officer and a founding partner of Trian Fund Management, L.P. (“Trian Partners”), a management company for various investment funds and accounts, since November 2005. From its formation in January 1989 to April 1993, Mr. Peltz was Chairman and Chief Executive Officer of Trian Group, Limited Partnership (“Trian Group”), which provided investment banking and management services for entities controlled by Mr. Peltz and Mr. May. From 1983 to December 1988, he was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc. (“Triangle”), which, through wholly-owned subsidiaries, was, at that time, a manufacturer of packaging products, copper electrical wire and cable and steel conduit and currency and coin handling products. Mr. Peltz has also served as a director of Legg Mason, Inc. since October 2009, of H.J. Heinz Company since September 2006, and of Trian Acquisition I Corp. since October 2007. Mr. Peltz also served as a director of Encore Capital Group, Inc. from January 2003 to June 2006, and as a director of Deerfield Capital Corp. from December 2004 to December 2007. Mr. Peltz is the father-in-law of Edward P. Garden. Mr. Peltz is 67 years of age.

Mr. Peltz has more than 40 years of business and investment experience, has served as the chairman and chief executive officer of public companies for over 20 years, and since 2005 he has served as Chief Executive Officer of Trian Partners. Over that entire period, he has developed extensive experience

Name of Director	Business Experience During Past Five Years, Age and Other Information

working with management teams and boards of directors, and in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved. As a result, he has strong operating experience and strategic planning skills and has strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit.

Peter W. May

Mr. May has been a director of the Company since April 1993 and has served as non-executive Vice Chairman since June 2007. He served as the President and Chief Operating Officer of the Company and also as a director or manager and officer of certain of the Company’s subsidiaries from April 1993 through June 2007. Additionally, Mr. May has been President and a founding partner of Trian Partners since November 2005. From its formation in January 1989 to April 1993, Mr. May was President and Chief Operating Officer of Trian Group. He was President and Chief Operating Officer and a director of Triangle from 1983 until December 1988. Mr. May has also served as a director of Tiffany & Co. since May 2008, of Deerfield Capital Corp. since December 2007, and of Trian Acquisition I Corp. since October 2007. Mr. May also served as a director of Encore Capital Group, Inc. from February 1998 through May 2007. Mr. May is 67 years of age.

Mr. May has more than 40 years of business and investment experience, has served as the president and chief operating officer of public companies for over 20 years, and since 2005 he has served as President of Trian Partners. Over that entire period, he has developed extensive experience working with management teams and boards of directors, and in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved. As a result, he has strong operating experience and strategic planning skills and has strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit.

Clive Chajet

Mr. Chajet has been a director of the Company since June 1994. He has been Chairman of Chajet Consultancy, L.L.C., a consulting firm specializing in identity and image management, since January 1997. Prior to that time, Mr. Chajet was Chairman of Lippincott & Margulies Inc., also a consulting firm specializing in identity and image management, from 1983 to January 1997. Mr. Chajet is 73 years of age.

Mr. Chajet is an internationally recognized corporate identity and branding specialist. Much of the value of Wendy’s/Arby’s is derived from the values of its brands and Mr. Chajet frequently participates in discussions and planning of branding issues.

Edward P. Garden

Mr. Garden has been a director of the Company since December 2004. He served as Vice Chairman from December 2004 through June 2007 and Executive Vice President from August 2003 until December 2004. Additionally, Mr. Garden has been Chief Investment Officer and a founding partner of Trian Partners since November 2005. From 1999 to 2003, Mr. Garden was a managing director of Credit Suisse First Boston, where he served as a senior investment banker in the Financial Sponsors Group. From 1994 to 1999, he was a managing director at BT Alex Brown where he was a senior member of the Financial Sponsors Group and, prior to that, co-head of Equity Capital Markets. Mr. Garden has also served as a director of Trian Acquisition I Corp. since October 2007. Mr. Garden also served as a director of Chemtura Corporation from January 2007 through March 2009. Mr. Garden is the son-in-law of Nelson Peltz. Mr. Garden is 48 years of age.

Name of Director	Business Experience During Past Five Years, Age and Other Information

Mr. Garden has served as a director and senior executive of several public companies and has over 25 years of experience investing in, operating, financing, and advising companies. During the past several years, Mr. Garden, as Chief Investment Officer of Trian Partners, has worked with management teams and boards of directors to implement operational improvements. Prior to that, Mr. Garden worked with financial sponsors, executing financings through the issuance of bank debt, corporate bonds and equity capital, and providing strategic advisory services. As a result, he has strong operating experience and a network of relationships with institutional investors and investment banking/capital markets advisors that he can utilize for the Company’s benefit.

Janet Hill

Ms. Hill has been a director of the Company since September 2008. She served as a director of Wendy’s International, Inc. (“Wendy’s”) from 1994 until its merger with a subsidiary of the Company in September 2008. Ms. Hill is currently Vice President of Alexander & Associates, Inc., a corporate consulting firm in Washington, D.C. She provides corporate planning, advice and analysis to directors, executives and managers in the areas of human resource planning, corporate responsibility, corporate communications and government consultation. Ms. Hill also serves as a director of Dean Foods Company and Sprint Nextel Corporation. Ms. Hill served as a director of Nextel Communications, Inc. from 1999 until its merger in 2005 with a subsidiary of Sprint Corporation. Ms. Hill is 62 years of age.

Ms. Hill has served on eight corporate boards over the past 20 years including valuable service on compensation, governance and audit committees. She has extensive experience in contemporary corporate governance. She assisted in the development of the Directors’ Education Institute at Duke University. She has served as a presenter in numerous university-sponsored programs for corporate directors including at Duke, the University of Maryland and the University of Pennsylvania. Through her corporate consulting firm, which she has owned and managed for 30 years, she had advised hundreds of companies and senior executives in the areas of human resources and workforce inclusiveness.

Joseph A. Levato

Mr. Levato has been a director of the Company since June 1996. Mr. Levato served as Executive Vice President and Chief Financial Officer of the Company and certain of its subsidiaries from April 1993 to August 1996, when he retired from the Company. He was Senior Vice President and Chief Financial Officer of Trian Group from January 1992 to April 1993. From 1984 to December 1988, he served as Senior Vice President and Chief Financial Officer of Triangle. Mr. Levato is 69 years of age.

Mr. Levato has extensive experience with industrial, financial and consumer-related businesses. As part of his job responsibilities he has acquired an intimate knowledge of regulatory matters relevant to public company audit and compensation committees. Mr. Levato’s experience and background qualify him as financially literate and the Board of Directors has determined him to be an “audit committee financial expert” within the meaning of SEC regulations. He currently serves as Chairman of the Board’s Audit Committee.

J. Randolph Lewis

Mr. Lewis has been a director of the Company since September 2008. He served as a director of Wendy’s from 2004 until its merger with a subsidiary of the Company in September 2008. Mr. Lewis is Senior Vice President, Distribution and Logistics, Walgreen Co., Deerfield, Illinois. Walgreen Co. is the nation’s largest retail drugstore chain. Mr. Lewis joined Walgreen Co. in March, 1992 as Divisional Vice President, Logistics and Planning. He was promoted to his current position in 1999. Prior to joining Walgreen Co. he was a partner in the consulting division of Ernst & Young. Mr. Lewis is 60 years of age.

Name of Director	Business Experience During Past Five Years, Age and Other Information

Mr. Lewis’ experience as a senior executive with Walgreen Co., which is the nation’s largest retail drugstore chain with fiscal 2009 sales of $63 billion, as well as his previous experience serving as a director of Wendy’s, gives him substantial insights into effective strategies for providing consumer goods and services conveniently, managing large retail store networks, operating in a highly competitive marketplace, enhancing the customer experience, and reducing costs and improving productivity, all of which are important to the Company’s business.

Peter H. Rothschild

Mr. Rothschild has been the Managing Member of Daroth Capital LLC, a financial services company, since its founding in 2001 and the President and CEO of its wholly-owned subsidiary, Daroth Capital Advisors LLC, a securities broker-dealer, since 2002. Prior to founding Daroth Capital, Mr. Rothschild was a Managing Director and Co-Head of the Leveraged Finance and Industrial Finance groups at Wasserstein Perella, the predecessor company to Dresdner Kleinwort Wasserstein and was with the organization from 1996 to 2001. From 1990 to 1996, Mr. Rothschild was a Senior Managing Director and Head of the Natural Resources Group at Bear, Stearns & Co. Inc. and was one of the founders of the firm’s Leveraged Finance and Financial Buyer Coverage groups. From 1984 to 1990, Mr. Rothschild was a Managing Director and Head of the Industrial Group at Drexel Burnham Lambert. Mr. Rothschild has been a member of the board of directors of Deerfield Capital Corp. (“Deerfield”) since December 2004 and the interim Chairman of Deerfield’s board of directors since April 2007. Mr. Rothschild previously served as a director of Wendy’s from March 2006 to September 2008. Mr. Rothschild is 54 years of age.

Mr. Rothschild has been employed as an investment banker since 1981. He has served on the board of directors of numerous companies including Wendy’s and Deerfield, where he serves as interim Chairman. He is knowledgeable about finance, mergers and acquisitions, capital raising, restructurings and restaurant companies.

David E. Schwab II

Mr. Schwab has been a director of the Company since October 1994. Mr. Schwab has been a Senior Counsel of Cowan, Liebowitz & Latman, P.C., a law firm, since January 1998. Prior to that time, he was a partner of Schwab Goldberg Price & Dannay, a law firm, for more than five years. Mr. Schwab also serves as Chair Emeritus of the Board of Trustees and Chair of the Executive Committee of Bard College. Mr. Schwab is 78 years of age.

In addition to Mr. Schwab’s training and experience as an attorney, he has had experience, as a director, partner and stockholder, with the management, operation and governance of both public and private companies over a period of more than 50 years.

Roland C. Smith

Mr. Smith has been a director and the Chief Executive Officer of the Company since June 2007, and he has also served as President of the Company and Chief Executive Officer of Wendy’s since September 2008. Mr. Smith served as the Chief Executive Officer of Arby’s Restaurant Group, Inc. (“ARG”) from April 2006 to September 2008. Mr. Smith also served as President of ARG from April 2006 to June 2006, and has served as interim President of ARG since January 2010. Mr. Smith served as President and Chief Executive Officer of American Golf Corporation and National Golf Properties from February 2003 to November 2005. Prior thereto, Mr. Smith served as President and Chief Executive Officer of AMF Bowling Worldwide, Inc. from April 1999 to January 2003. Mr. Smith served as President and Chief Executive Officer of ARG’s predecessor, Arby’s, Inc., from February 1997 to April 1999. Mr. Smith

Name of Director	Business Experience During Past Five Years, Age and Other Information
also serves as Chairman of the Board of Directors of Carmike Cinemas, Inc. Mr. Smith is 55 years of age.

Mr. Smith has extensive experience as an executive in the quick service restaurant industry, including many years with the Company or its subsidiaries. He also has substantial experience as an executive or director of non-restaurant businesses operating at multiple locations and providing products and services that consumers purchase as discretionary items. Much of Mr. Smith’s business experience relates to operations and marketing, which are particularly important to the Company’s business. He also has considerable experience as a public company director, including experience as chairman of the board. This gives him substantial insights into the challenges and opportunities presented by all aspects of the Company’s business, and facilitates robust communication between the Company’s Board of Directors and its senior management team.

Raymond S. Troubh

Mr. Troubh has been a director of the Company since June 1994. He has been a financial consultant since prior to 1989, and is a former Governor of the American Stock Exchange and a former general partner of Lazard Freres & Co., an investment banking firm. Mr. Troubh is currently a director of Diamond Offshore Drilling, Inc., General American Investors Company and Gentiva Health Services, Inc. Mr. Troubh served as a trustee of the Petrie Stores Liquidating Trust from April 1994 to March 2006, as a director of Portland General Electric Company from April 2004 to October 2006, as a director of Sun-Times Media Group, Inc. from January 2006 to July 2007, and as a director of WHX Corporation from April 1992 to August 2005. Mr. Troubh is 83 years of age.

During the course of his career Mr. Troubh has served as a director of over 30 public companies of varying degrees of size and complexity. He has served as chairman of the compensation and audit committees of many of those companies and he has extensive experience in public company regulatory matters in general, and corporate governance matters in particular.

Jack G. Wasserman

Mr. Wasserman has been a director of the Company since March 2004. Mr. Wasserman has practiced law as a solo practitioner since September 2001. Prior to that time, he was a senior partner of Wasserman, Schneider, Babb & Reed (and its predecessors) from 1966 until September 2001. Mr. Wasserman serves as a director of Icahn Enterprises G.P., Inc., the general partner of Icahn Enterprises L.P., and served as a director of two of its subsidiaries: American Casino & Entertainment Properties LLC from 2003 until its sale in 2008, and National Energy Group, Inc. from 1999 until its sale in 2006. Mr. Wasserman also serves as a director of Cadus Corporation. Mr. Wasserman is 73 years of age.

Mr. Wasserman’s extensive law practice and service on boards of directors of public companies have involved him in a wide range of business activities for domestic and foreign companies. His experience includes currently serving as Chairman of the Audit Committee of the Board of Directors of Icahn Enterprises, L.P., a diversified holding company engaged in a variety of business segments, including investment management, automotive, metals, real estate, home fashion, railcar and food/packaging. As a result, he is proficient in understanding financial statements and has valuable experience in evaluating business strategies and advising corporate management on numerous types of complex business issues and transactions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
ELECTION OF EACH OF THESE TWELVE NOMINEES FOR DIRECTOR

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the current executive officers of the Company, all of whom are U.S. citizens.

Name	Age	Positions
Roland C. Smith	55	Director; President and Chief Executive Officer
Stephen E. Hare	56	Senior Vice President and Chief Financial Officer
J. David Karam	51	President, Wendy’s International, Inc.
Sharron L. Barton	58	Senior Vice President and Chief Administrative Officer
Nils H. Okeson	44	Senior Vice President, General Counsel and Secretary
John D. Barker	47	Senior Vice President and Chief Communications Officer
Steven B. Graham	56	Senior Vice President and Chief Accounting Officer
Darrell van Ligten	45	Senior Vice President—Strategic Development

Set forth below is certain additional information concerning the persons listed above (other than Mr. Smith, for whom such information has been provided under “Nominees for Director,” above).

Stephen E. Hare has served as Senior Vice President and Chief Financial Officer of the Company since September 2007. Mr. Hare also serves as Chief Financial Officer of ARG, a position he has held since June 2006, and as Chief Financial Officer of Wendy’s, a position he has held since December 2008. Previously, he served as Executive Vice President of Cadmus Communications Corporation (“Cadmus”) and President of Publisher Services Group, a division of Cadmus, from January 2003 to June 2006. Prior thereto, Mr. Hare served as Executive Vice President, Chief Financial Officer of Cadmus from September 2001 to January 2003.

J. David Karam has served as President of Wendy’s since September 2008. From 1989 to September 2008, Mr. Karam served as the President of Cedar Enterprises, Inc., a 133-unit franchisee of Wendy’s that has operations in Las Vegas, San Antonio, Indianapolis, Seattle and Hartford. Mr. Karam served as Vice President of Finance for Cedar Enterprises, Inc. from 1986 to 1989. Prior to joining Cedar Enterprises, Inc. Mr. Karam was a Senior Auditor with Touche Ross & Company.

Sharron L. Barton has served as Chief Administrative Officer of the Company since September 2008. She has also served as Chief Administrative Officer of ARG since July 2005. Prior thereto, she served as RTM’s Senior Vice President, General Counsel and Chief Administrative Officer from June 2001 to July 2005. Ms. Barton began her career with RTM in 1977.

Nils H. Okeson has served as Senior Vice President and Secretary of the Company since September 2007. Mr. Okeson served as Associate General Counsel of the Company from September 2007 through December 2007, and he has served as General Counsel since then. Mr. Okeson also serves as General Counsel of ARG, a position he has held since October 2005, and as General Counsel of Wendy’s, a position he has held since September 2008. Prior to joining ARG, he was a partner of Alston & Bird LLP, a law firm he joined in 1990.

John D. Barker has served as Senior Vice President and Chief Communications Officer of the Company since September 2008. Mr. Barker previously served as Senior Vice President, Corporate Affairs and Investor Relations at Wendy’s, and joined Wendy’s in May 1996 as Vice President of Investor Relations. Mr. Barker was Manager of Investor Relations and Financial Communications for American Greetings Corp. in Cleveland from 1992 to 1996. He held positions as a business editor for The Plain Dealer newspaper in Cleveland, Business Editor for The Beaver County Times near Pittsburgh, and News Desk Editor for The Observer-Reporter in Washington, PA. Mr. Barker is a trustee of the Dave Thomas Foundation for Adoption.

Steven B. Graham has served as Senior Vice President and Chief Accounting Officer of the Company since September 2007. Mr. Graham also serves as Senior Vice President, Corporate Controller of ARG, a position he has held since January 2007, and as Senior Vice President and Chief Accounting Officer of Wendy’s, a position he has held since February 2009. From October 2006 through December 2006, he served as Vice President, Assistant Corporate Controller of ARG. Mr. Graham served as Corporate Controller at Princeton Review LLC from April 2004 to September 2006. Prior thereto, he served as Vice President—Controller of Sbarro, Inc. from January 2000 to March 2004 and as Controller of Sbarro, Inc. from April 1994 to January 2000.

Darrell van Ligten has served as Senior Vice President—Strategic Development of the Company since February 2009. Prior to joining Wendy’s/Arby’s Group in February 2009, Mr. van Ligten was a founding partner of

Regent Golf, which he joined in 2008. Mr. van Ligten was a self-employed consultant from 2007 to 2008. Mr. van Ligten served as Senior Vice President, Marketing and Operation Services of American Golf Corp. from 2003 to 2006. He served as General Manager, Toybox Group at Toys R Us, Inc. from 2001 to 2003. Prior to 2001, Mr. van Ligten held positions in Strategic Planning and Marketing at Yum! Brands, Inc., Arby’s, Inc., Taco Bell Corp. and PepsiCo, Inc.

The term of office of each executive officer is until the organizational meeting of the Board following the next annual meeting of Wendy’s/Arby’s stockholders and until his or her successor is elected and qualified or until his or her prior death, resignation or removal.

CORPORATE GOVERNANCE

Independence of Directors

Under the New York Stock Exchange’s listing requirements, the Board of Directors must have a majority of directors who meet the criteria for independence required by the New York Stock Exchange. Pursuant to Wendy’s/Arby’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”), the Board is to determine whether each director satisfies the criteria for independence based on all of the relevant facts and circumstances. No director qualifies as independent unless the Board of Directors affirmatively determines that such director has no material relationship with the Company. In accordance with the New York Stock Exchange listing requirements and the Corporate Governance Guidelines, the Board of Directors has adopted categorical standards (“Independence Standards”) to assist it in determining the independence of Wendy’s/Arby’s directors. Pursuant to the Independence Standards, any relationship described below will be deemed to be material if:

•

the director is, or has been within the last three years, an employee of Wendy’s/Arby’s, or an immediate family member of the director is, or has been within the last three years, an executive officer of Wendy’s/Arby’s;

•

the director has received, or has an immediate family member who has received as an executive officer, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Wendy’s/Arby’s, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service);

•

(i) the director is a current partner or employee of a firm that is Wendy’s/Arby’s internal or external auditor; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on Wendy’s/Arby’s audit; or (iv) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Wendy’s/Arby’s audit within that time;

•

the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of Wendy’s/Arby’s present executive officers at the same time serves or served on the compensation committee of that company’s board of directors;

•

the director is a current employee, or an immediate family member of the director is a current executive officer, of another company that has made payments to, or received payments from, Wendy’s/Arby’s for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues. Both the payments and the consolidated gross revenues to be measured will be those of such other company’s last completed fiscal year. Also, the three year “look-back” period referred to above applies only to the financial relationship between Wendy’s/Arby’s and the director’s or immediate family member’s current employer (i.e., former employment of the director or immediate family member need not be considered); or

•

the director, or an immediate family member of the director, is employed as an executive officer of a non-profit organization, foundation or university to which, within the last three years, Wendy’s/Arby’s has made discretionary contributions (excluding for this purpose matching funds paid by Wendy’s/Arby’s as a result of contributions by Wendy’s/Arby’s directors and employees) that, in any fiscal year of such non-profit organization, foundation or university, exceeded the greater of $1.0 million or 2% of such entity’s consolidated gross revenues.

The foregoing clauses are to be interpreted by the Board of Directors taking into account any commentary or other guidance provided by the New York Stock Exchange with respect to Section 303A of the New York Stock Exchange Listed Company Manual.

The Independence Standards further provide that the relationship between Wendy’s/Arby’s and an entity for which a director serves solely as a non-management director is not material. The Independence Standards also provide that employment as an interim Chairman, CEO or other executive officer will not disqualify a director from being considered independent following that employment. In addition, any other relationship not described above will not be deemed material unless (i) the director would have thereby a “direct or indirect material interest” within the meaning of Item 404(a) of Regulation S-K and the material terms of the relationship were materially more favorable than those that would be offered at the time and in comparable circumstances to persons unaffiliated with Wendy’s/Arby’s or (ii) the Board of Directors, in exercising its judgment in light of all the facts and circumstances, determines that the relationship should be considered to be material and to affect the independence of the director in question. For purposes of the Independence Standards, the term “Company” includes any subsidiary in Wendy’s/Arby’s consolidated group.

During the first quarter of 2010, the Nominating and Corporate Governance Committee and the Board of Directors considered and reviewed the various commercial and charitable transactions and relationships identified through responses to annual questionnaires that directors or nominees for director are required to complete, as well as data collected by management and presented to the Nominating and Corporate Governance Committee and to the Board of Directors related to transactions during the last three years between Wendy’s/Arby’s and a director or nominee, immediate family member of a director or nominee, or business or charitable affiliate of a director or nominee. As a result of this review, the Board of Directors determined that none of the identified transactions or relationships with Messrs. Chajet, Levato, Lewis, Rothschild, Schwab, Troubh and Wasserman, and Ms. Hill, were material and that each of them is independent. In making its independence determinations, the Board considered the following transactions that occurred during the last three years, each of which, as noted above, was deemed not to be material: for Mr. Chajet, contributions to a charity for which he serves as an honorary director; for Ms. Hill, payments for telecommunications services from Sprint Nextel Corporation, for which she serves as a director; and for Mr. Troubh, contributions to a charity for which his spouse serves as a director.

As indicated in Ms. Hill’s biographical information above, she is also a director of Dean Foods Company, which is one of the leading food and beverage companies in the United States. Both Wendy’s and Arby’s, through independent distributors, purchase products of Dean Foods Company or its subsidiaries.

Board Leadership Structure

The Board of Directors is currently led by Nelson Peltz, our non-executive Chairman, and Peter W. May, our non-executive Vice Chairman. Roland Smith, our President and Chief Executive Officer, serves as a member of the Board of Directors.

Meetings of the Board of Directors are called to order and led by the Chairman or, in the absence of the Chairman, the Vice Chairman, or in the absence of both, the Chief Executive Officer. In the absence of the Chairman, the Vice Chairman and the Chief Executive Officer, a majority of the directors present may elect any director present as chairman of the meeting. Non-management directors generally meet in executive session without management after each Board meeting. All members of the Board are elected annually.

The Board of Directors separated the positions of Chairman and Chief Executive Officer in June 2007 when Mr. Peltz, after serving as Chairman and Chief Executive Officer of the Company from 1993 to June 2007, became non-executive Chairman and Mr. Smith was elected as our Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on developing and implementing the Company’s business plans and supervising the Company’s day-to-day business operations and allows our Chairman to lead the Board of Directors in its oversight and advisory roles. Because of the many responsibilities of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances the Company’s prospects for success. The Board of

Directors also believes that having separate positions provides a clear delineation of responsibilities for each position and fosters greater accountability of management.

For the foregoing reasons, the Board of Directors has determined that its leadership structure is appropriate and in the best interests of the Company’s stockholders.

Board Meetings and Certain Committees of the Board

Nine meetings of the full Board of Directors were held during the fiscal year ended January 3, 2010. Each incumbent director who served on the Board of Directors in 2009 and is a nominee for re-election attended at least 75% or more of the meetings of the Board of Directors and its committees, as applicable, in 2009. While the Company does not have a formal policy requiring them to do so, directors are expected to attend the Company’s annual meeting of stockholders. Eleven directors attended the 2009 Annual Meeting of Stockholders.

The Company has standing audit, nominating and corporate governance and compensation committees whose current functions and members are described below. As noted above, the Board of Directors has determined that each of the current members of such committees is independent as required by the New York Stock Exchange listing requirements. In addition, the Company has standing ERISA, capital and investment, corporate social responsibility and executive committees, the current functions and members of which are also described below. It is anticipated that at its first meeting following the Annual Meeting, the Board will designate the directors to serve on each of these committees until the next annual meeting of stockholders.

Audit Committee. The Audit Committee is composed of Messrs. Joseph A. Levato (Chairman), David E. Schwab II, Raymond S. Troubh and Jack G. Wasserman. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements and financial reporting process, the Company’s systems of internal accounting and financial controls and other financial information provided by the Company; (ii) the performance of the internal audit function; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (v) discussing risk assessment and risk management policies, particularly those involving the Company’s major financial risk exposures; and (vi) the fulfillment of the other responsibilities set out in its charter. The Board of Directors has determined that each of the committee members is “financially literate” and at least one member, Mr. Levato, qualifies as an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission. The Audit Committee met fourteen times during 2009. The formal report of the Audit Committee with respect to fiscal year 2009 begins on page 39.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of Messrs. Raymond S. Troubh (Chairman), Hugh L. Carey, J. Randolph Lewis and David E. Schwab II. This committee is charged with the responsibility of: (i) identifying individuals qualified to become members of the Board of Directors, consistent with any guidelines and criteria approved by the Board of Directors; (ii) considering and recommending director nominees for the Board to select in connection with each annual meeting of stockholders; (iii) considering and recommending nominees for election to fill any vacancies on the Board of Directors and to address related matters; (iv) developing and recommending to the Board of Directors corporate governance principles applicable to the Company; and (v) overseeing an annual evaluation of the Board of Directors’ and management’s performance. The Nominating and Corporate Governance Committee met once during 2009.

The Board of Directors has adopted general criteria for nomination to the Board of Directors, which, as part of the Corporate Governance Guidelines, can be found on Wendy’s/Arby’s website at www.wendysarbys.com. The Board of Directors seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board’s assessment of potential candidates includes consideration of diversity, age, educational background, other board experience and commitments, business and professional achievements, and skills and experience in the context of the needs of the Board. For this purpose, the term “diversity” includes not only concepts such as race, gender and national origin, but also differences of viewpoint and other individual qualities and attributes that contribute to Board heterogeneity. The Nominating and Corporate Governance Committee considers suggestions from any source, including stockholders, regarding possible candidates for directors. Possible candidates who have been suggested by stockholders in accordance with the rules described below are evaluated by the Nominating and Corporate Governance Committee in the same manner as are other possible candidates.

The Nominating and Corporate Governance Committee has adopted the following rules with respect to considering nominations by stockholders: (i) the nominating stockholder must have owned, for at least six months prior to the date the nomination is submitted, shares of Common Stock or other classes of common or preferred stock, if any, entitled to vote for directors; (ii) the nomination must be received by the Nominating and Corporate Governance Committee at least 120 days before the anniversary of the mailing date for proxy material mailed in connection with the previous year’s annual meeting; and (iii) a detailed statement setting forth the qualifications, as well as the written consent, of each party nominated must accompany each nomination submitted.

Compensation Committee and Performance Compensation Subcommittee. The Compensation Committee is composed of Messrs. David E. Schwab II (Chairman), Clive Chajet, Joseph A. Levato and Jack G. Wasserman, and Ms. Janet Hill. The Compensation Committee is charged with discharging the responsibility of the Board of Directors relating to compensation of Wendy’s/Arby’s directors and executive officers, administering the Company’s Amended and Restated 1997 Equity Participation Plan (the “1997 Plan”) and such other salary, compensation or incentive plans as the Compensation Committee is designated to administer, and related matters. The Compensation Committee met ten times during 2009, including six times in joint meetings with the Performance Compensation Subcommittee.

The Performance Compensation Subcommittee (the “Subcommittee” or the “Performance Committee”) is composed of Messrs. David E. Schwab II (Chairman), Clive Chajet and Jack G. Wasserman, and Ms. Janet Hill. The Subcommittee was established in August 1997 to assume certain functions that were previously the responsibility of the Compensation Committee. The purpose of the Subcommittee is limited to administering Wendy’s/Arby’s compensation plans that are intended to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), including the Amended and Restated 1998 Equity Participation Plan (the “1998 Plan”), the Amended and Restated 2002 Equity Participation Plan, as amended (the “2002 Plan”), the 1999 Executive Bonus Plan (the “1999 Executive Bonus Plan” or the “1999 Plan”), certain Wendy’s legacy equity plans, administering such other salary, compensation or incentive plans as the Subcommittee is designated to administer, and related matters. The Subcommittee met eight times in 2009, including six times in joint meetings with the Compensation Committee.

The processes and procedures that are employed in connection with the consideration and determination of the compensation of Wendy’s/Arby’s executives are discussed in the section below entitled, “Corporate Governance Matters—Activities of the Compensation Committee.”

Charters for the Audit Committee and the Nominating and Corporate Governance Committee, the joint charter for the Compensation Committee and Performance Committee, the Company’s Corporate Governance Guidelines and the Wendy’s/Arby’s Code of Business Conduct and Ethics (including code of ethics provisions that apply to Wendy’s/Arby’s principal executive, financial and accounting officers) may be found under the Investor Relations section of Wendy’s/Arby’s website at www.wendysarbys.com and are also available in print, free of charge, to any stockholder who requests them.

ERISA Committee. The ERISA Committee is composed of Messrs. Jack G. Wasserman (Chairman), Hugh L. Carey, Joseph A. Levato and J. Randolph Lewis. This committee has general oversight responsibility with respect to the operation of each pension, profit sharing, thrift or other retirement plan and each ERISA welfare benefit plan maintained by the Company or any direct or indirect subsidiary of the Company that is at least 80% owned by the Company, excluding any plan of a subsidiary that is organized under the laws of a jurisdiction other than the United States or a state or territory thereof and the plans of which are not subject to ERISA.

Capital and Investment Committee. In August 2007, in connection with a corporate restructuring, the Board formed a Capital and Investment Committee to be responsible for (i) approving the investment of excess funds (i.e., funds not currently required for operations or acquisitions) of Wendy’s/Arby’s and its direct and indirect subsidiaries and (ii) exercising approval authority for certain transactions (such as capital expenditures, acquisitions, dispositions and borrowings) within amounts specified by the Board. The Capital and Investment Committee is composed of Messrs. Nelson Peltz (Chairman), Peter W. May and Roland C. Smith.

Corporate Social Responsibility Committee. In January 2008, the Board formed a Corporate Social Responsibility Committee with responsibility for reviewing and approving the charitable contributions to be made on behalf of Wendy’s/Arby’s (subject to the review and approval by the Audit Committee of any proposed charitable contribution that would constitute a related party transaction) and recommending to the Board the maximum amount of charitable contributions to be made by Wendy’s/Arby’s in any fiscal year. The Corporate Social Responsibility Committee is composed of Messrs. Nelson Peltz (Chairman), Peter W. May and Joseph A. Levato.

Executive Committee. The Executive Committee is composed of Messrs. Nelson Peltz (Chairman), Clive Chajet, Peter W. May, David E. Schwab II and Roland C. Smith. During intervals between meetings of the Board of Directors, the Executive Committee has and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company including, without limitation, all such powers and authority as may be permitted under Section 141(c)(2) of the Delaware General Corporation Law.

Executive Sessions of the Board of Directors

The Board of Directors holds executive sessions whereby non-management directors meet in regularly scheduled sessions without any members of the Company’s management present. Mr. Nelson Peltz or, in his absence, Mr. Peter W. May, presides over these sessions. In addition, the Board also meets at least once a year in executive session with only independent directors present. The chairpersons of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee rotate presiding over these sessions.

Risk Oversight

The Board of Directors provides oversight with respect to the Company’s risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate material risks to the Company, including financial, operational, compliance and strategic risks. The Board administers this oversight function through its Audit Committee, its Compensation Committee and a risk oversight committee comprised of members of the Company’s senior management. The Audit Committee focuses on financial risks, including reviewing with management, the Company’s internal auditors and the Company’s independent auditors the Company’s major financial risk exposures, the adequacy and effectiveness of accounting and financial controls and the steps management has taken to monitor and control financial risk exposures. The Compensation Committee considers risks presented by the Company’s compensation policies and practices. The management risk oversight committee considers all categories of enterprise risk, including risks allocated by the Board of Directors to the Audit Committee or the Compensation Committee, as well as other operational, compliance and strategic risks. All of these committees report directly to the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Directors, executive officers and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, including amendments thereto, or written representations from certain reporting persons regarding Form 5s required for those persons, the Company believes that all its directors, executive officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to 2009.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth the beneficial ownership as of April 1, 2010 by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (constituting the only class of voting capital stock of the Company), each person that served as a director of the Company as of the date of this Proxy Statement and each nominee for director of the Company, each of the Company’s “named executive officers” (as defined in the Introduction to the Summary Compensation Table below) and all of the Company’s directors and executive officers as a group. The number of shares beneficially owned by each person or group as of April 1, 2010 includes shares of common stock that such person or group had the right to acquire on or within 60 days after April 1, 2010, including upon the exercise of options as more particularly described in the second table below. Except as otherwise indicated by footnote, each person has sole voting and dispositive power with respect to such shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class Beneficially Owned
Nelson Peltz	101,141,421	(1)(2)(3)(4)	23.2%
280 Park Avenue
New York, NY 10017
Peter W. May	101,034,606	(1)(2)(3)(4)	23.2%
280 Park Avenue
New York, NY 10017
Edward P. Garden	76,862,139	(3)(4)	17.6%
280 Park Avenue
New York, NY 10017
Trian Partners, L.P.	76,623,145	(4)	17.6%
280 Park Avenue
New York, NY 10017
BlackRock, Inc.	31,003,855	(5)	7.1%
40 East 52nd Street
New York, NY 10022
Southeastern Asset Management, Inc.	25,136,597	(6)	5.8%
6410 Poplar Avenue, Suite 900
Memphis, TN 38119
Hugh L. Carey	159,452	(7)	*
Clive Chajet	145,946	(8)	*
Janet Hill	166,694	(9)	*
Joseph A. Levato	135,613	(10)	*
J. Randolph Lewis	135,249	(11)	*
Peter H. Rothschild	68,313		*
David E. Schwab II	202,418	(12)	*
Roland C. Smith	1,122,296	(13)	*
Raymond S. Troubh	188,524	(14)	*
Jack G. Wasserman	118,524	(15)	*
Stephen E. Hare	309,044	(16)	*
Sharron L. Barton	347,473	(17)	*
Nils H. Okeson	176,426	(18)	*
J. David Karam	450,004		*
Directors and Executive Officers as a group (20 persons)	105,623,054		24.2%

*	Less than 1%

(1)

Wendy’s/Arby’s is informed that: (i) Mr. Peltz has pledged 15,901,582 shares of Common Stock to a financial institution to secure loans made to him; and (ii) Mr. May has pledged 8,220,114 shares of Common Stock owned by him to a financial institution to secure loans made to him.

(2)

In July 2004, Messrs. Peltz and May entered into a voting agreement, pursuant to which Messrs. Peltz and May agreed not to vote certain shares of Common Stock held by them or their affiliates without the prior approval of both parties. Accordingly, the information set forth in the table above with respect to Messrs. Peltz and May aggregates their respective ownership interests.

(3)

Includes (x) in the case of Mr. Peltz, (i) 70,650 shares of Common Stock owned by a family limited partnership of which Mr. Peltz is a general partner, (ii) 600 shares of Common Stock owned by Mr. Peltz’s minor children, (iii) 238,915 shares of Common Stock owned by the Peltz Family Foundation, (iv) 76,623,145 shares of Common Stock owned by the Trian entities identified in note (4) below, and (v) 17,524 restricted shares of Common Stock that may be voted by Mr. Peltz; (y) in the case of Mr. May, (i) 203,350 shares of Common Stock owned by the May Family Foundation, (ii) 76,623,145 shares of Common Stock owned by those Trian entities, and (iii) 17,524 restricted shares of Common Stock that may be voted by Mr. May; and (z) in the case of Mr. Garden, (i) 76,623,145 shares of Common Stock owned by those Trian entities, and (ii) 17,524 restricted shares of Common Stock that may be voted by Mr. Garden. Messrs. Peltz, May and Garden, by virtue of their relationships to those Trian entities, may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, the shares of Common Stock owned by those Trian entities. Each of Messrs. Peltz, May, and Garden disclaims beneficial ownership of such shares.

(4)

The information set forth herein with respect to Trian Partners, L.P. (“Trian Onshore”), Trian Partners Master Fund, L.P. (“Trian Master Fund”), Trian Partners Parallel Fund I, L.P., (“Parallel Fund I”), Trian Partners GP, L.P. (“Trian GP”), Trian Partners General Partner, LLC (“Trian GP LLC”), Trian Partners Parallel Fund I General Partner, LLC (“Parallel Fund I GP”), Trian Fund Management, L.P. (“Trian Management”), and Trian Fund Management GP, LLC (“Trian Management GP”) is based solely on information contained in a Schedule 13D/A filed with the Securities and Exchange Commission on March 9, 2010. According to the Schedule 13D/A, Trian Onshore directly owns 19,754,841 shares of Common Stock, Trian Master Fund directly owns 54,923,668 shares of Common Stock, Parallel Fund I directly owns 1,919,315 shares of Common Stock, and Trian GP directly owns 25,321 shares of Common Stock.

Each of Trian Onshore, Trian Master Fund, Parallel Fund I and Trian GP beneficially and directly owns and has sole voting power and sole dispositive power with regard to 19,754,841, 54,923,668, 1,919,315 and 25,321 shares of Common Stock, respectively, in each case except to the extent that other filing persons described in the Schedule 13D/A may be deemed to have shared voting power and shared dispositive power with regard to such shares.

Each of Trian GP, Trian GP LLC, Trian Management, Trian Management GP, and Messrs. Peltz, May, and Garden, by virtue of their relationships to Trian Onshore, Trian Master Fund and Parallel Fund I, may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, all of the shares of Common Stock that Trian Onshore, Trian Master Fund and Parallel Fund I directly and beneficially own. Each of Trian GP, Trian GP LLC, Trian Management, Trian Management GP, and Messrs. Peltz, May and Garden, disclaims beneficial ownership of such shares for all other purposes. Each of Trian GP, LLC, Trian Management, Trian Management GP, and Messrs. Peltz, May and Garden, by virtue of their relationships to Trian GP, may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, all of the shares of Common Stock that Trian GP directly and beneficially owns. Each of Trian GP LLC, Trian Management, Trian Management GP, and Messrs. Peltz, May, and Garden disclaims beneficial ownership of such shares for all other purposes. Each of Trian Management, Trian Management GP, and Messrs. Peltz, May and Garden, by virtue of their relationships with Trian GP LLC, may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, all of the shares of Common Stock that Trian GP LLC directly and beneficially owns. Each of Trian Management, Trian Management GP, and Messrs. Peltz, May and Garden disclaims beneficial ownership of such shares for all other purposes.

(5)

The information set forth herein with respect to BlackRock, Inc. (“BlackRock”), and certain other entities listed in a Schedule 13G filed with the Securities and Exchange Commission on January 29, 2010, is based solely on information contained in such Schedule 13G. According to the Schedule 13G, BlackRock has sole voting power over 31,003,855 shares of Common Stock and sole dispositive power over 31,003,855 shares of Common Stock.

(6)

The information set forth herein with respect to Southeastern Asset Management, Inc. (“Southeastern”), Longleaf Partners Small-Cap Fund (“Longleaf”), and O. Mason Hawkins (“Hawkins”) is based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February

5, 2010. According to the Schedule 13G/A, Southeastern, a registered investment adviser, and Longleaf, a registered investment company, each has shared voting and dispositive power over 25,136,597 shares of Common Stock. Mr. Hawkins, the Chairman of the Board and CEO of Southeastern, has no shared voting or dispositive power over the 25,136,597 shares of Common Stock.

(7)	Includes 17,708 restricted stock units, each of which represents a contingent right to receive one share of Common Stock.

(8)

Includes 3,900 shares of Common Stock owned by Mr. Chajet’s wife, as to which shares Mr. Chajet disclaims beneficial ownership. Also includes 17,524 restricted shares of Common Stock that may be voted by Mr. Chajet.

(9)	Includes 17,524 restricted shares of Common Stock that may be voted by Ms. Hill.

(10)	Includes 17,708 restricted stock units, each of which represents a contingent right to receive one share of Common Stock.

(11)

Includes 11,050 shares of Common Stock owned by a trust, as to which shares Mr. Lewis disclaims beneficial ownership. Also includes 17,524 restricted shares of Common Stock that may be voted by Mr. Lewis.

(12)	Includes 17,708 restricted stock units, each of which represents a contingent right to receive one share of Common Stock.

(13)	Includes 66,666 restricted shares of Common Stock that may be voted by Mr. Smith.

(14)	Includes 17,524 restricted shares of Common Stock that may be voted by Mr. Troubh.

(15)	Includes 17,524 restricted shares of Common Stock that may be voted by Ms. Wasserman.

(16)	Includes 12,000 restricted shares of Common Stock that may be voted by Mr. Hare.

(17)	Includes 4,999 restricted shares of Common Stock that may be voted by Ms. Barton.

(18)	Includes 9,998 restricted shares of Common Stock that may be voted by Mr. Okeson.

The beneficial ownership table above includes shares issuable upon the exercise of options to purchase shares of Common Stock that have vested or will vest within 60 days of April 1, 2010 by the following persons:

Name of Beneficial Owner	Number of Shares Represented by Options
Nelson Peltz	6,000
Peter W. May	6,000
Hugh L. Carey	102,000
Clive Chajet	102,000
Edward P. Garden	6,000
Janet Hill	67,354
Joseph A. Levato	102,000
J. Randolph Lewis	67,354
Peter H. Rothschild	44,854
David E. Schwab II	102,000
Roland C. Smith	986,667
Raymond S. Troubh	102,000
Jack G. Wasserman	99,000
Stephen E. Hare	288,334
Sharron L. Barton	133,734
Nils H. Okeson	159,168
J. David Karam	400,000
Directors and Executive Officers as a group (20 persons)	3,005,842

CORPORATE GOVERNANCE MATTERS—ACTIVITIES OF
THE COMPENSATION COMMITTEE

Scope of Authority of the Compensation Committee

The Compensation Committee (“Compensation Committee”) of the Company’s Board of Directors discharges the responsibility of the Board of Directors on compensation matters relating to the Company’s directors and executive officers.

The Compensation Committee has responsibility for reviewing and approving the goals and objectives for compensating the Company’s Chief Executive Officer (the Company’s “CEO”), evaluating the performance of the Company’s CEO, and determining and approving the compensation level of the Company’s CEO based on such evaluation. The Compensation Committee also reviews and approves the compensation of other executive officers of the Company, considering the performance of such executive officers. The Compensation Committee reviews and approves the overall compensation policy for the Company’s executive officers, including the use of employment agreements, severance plans and arrangements, deferred compensation plans, other executive benefits and perquisites, incentive programs and equity based plans. The Compensation Committee also has the responsibility to review and approve the “Compensation Discussion and Analysis” (which is referred to as the “CD&A”) prepared by management and to determine whether to recommend to the Board of Directors that it be included in the Company’s annual report and proxy statement.

The Compensation Committee, as a whole, consists of five directors (Messrs. Schwab (Chairman), Chajet, Levato and Wasserman, and Ms. Hill), all of whom the Board of Directors has determined are “independent” under applicable New York Stock Exchange rules.

The Compensation Committee has a Performance Compensation Subcommittee (which is referred to as the “Performance Committee”) whose purpose is to administer those Company compensation plans that are intended to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The members of the Performance Committee are Messrs. Schwab (Chairman), Chajet and Wasserman, and Ms. Hill. Apart from matters within the responsibility of the Performance Committee, the Compensation Committee may not delegate its authority to any other persons.

The Compensation Committee and Performance Committee meet as needed. The meetings are chaired by the Chairman, and the Compensation Committee and Performance Committee, often in consultation with management, set their own meeting agendas. In 2009, the Compensation Committee met ten times, including six times in joint meetings with the Performance Committee, and the Performance Committee met separately two additional times.

Each year, with respect to its administration and implementation of the 1999 Executive Bonus Plan, as discussed further in the CD&A below, the Performance Committee determines those employees that are eligible to receive awards under the plan, evaluates the achievement of the goals and objectives under such plan for the previously completed fiscal year and also establishes the financial goals and objectives for the current year.

Throughout the year the Compensation Committee or Performance Committee (as the case may be) also takes under consideration various compensation related proposals from senior management and takes action with respect to its own initiatives and its responsibilities under various compensation and benefit plans.

The Compensation Committee also makes recommendations to the Board with respect to director compensation and annually reviews and reassesses the adequacy of its charter, proposing changes as necessary to the Board for approval. A current copy of the Joint Charter of the Compensation Committee and of the Performance Compensation Subcommittee is available at the Company’s website (www.wendysarbys.com). The Compensation Committee is subject to the Company’s Corporate Governance Guidelines, a current copy of which is also available at the Company’s website.

Compensation Consultants and Outside Counsel

To help it fulfill its mission, the Compensation Committee periodically evaluates the competitiveness of the Company’s executive compensation programs, using information drawn from a variety of sources, including information supplied by consultants and its own experience in recruiting and retaining executives. The Compensation Committee has the authority to retain outside advisors and consultants in connection with its activities, and has the sole authority to approve any such advisors’ and consultants’ fees. Funding for such fees is provided by the Company at a level determined by the Compensation Committee.

In March 2008, the Compensation Committee engaged Towers Perrin (now known as Towers Watson) (“Towers Watson”) as its outside compensation consultant. Towers Watson has over the years provided compensation advice with respect to Arby’s and Wendy’s and is familiar with both the operations of Arby’s and Wendy’s and compensation matters in the restaurant industry. Towers Watson reported directly to the Compensation Committee and provided assistance to the Compensation Committee in developing the Company’s executive compensation programs, executive pay levels, and non-management director pay levels, and generally provided advice to the Compensation Committee on executive compensation matters. In addition to the services performed for the Compensation Committee, and under the terms of its engagement agreement with the Compensation Committee, Towers Watson was also permitted to perform additional consulting services for the Company, subject to prior notification to, and the approval of, the Chairman of the Compensation Committee in the case of services for senior management or services with respect to Company matters that required any material expenditures (i.e., projects exceeding $50,000). During 2009, the amount of additional consulting services performed for the Company was less than $120,000.

In late 2009, the Compensation Committee determined to secure an outside compensation consultant that did not provide any services to the Company. Accordingly, at the end of December 2009 the Compensation Committee terminated its engagement of Towers Watson and engaged Frederic W. Cook & Co., Inc. (“Frederic W. Cook & Co.”) to serve as its independent outside compensation consultant going forward. Under the terms of its engagement, Frederic W. Cook & Co. will not be providing any consulting services for the Company or its management. To date, management has continued to use the services of Towers Watson with respect to compensation, benefits and other Company matters.

Role of Executives in Compensation Decisions

The Company’s executives play a variety of roles in assisting the Compensation Committee on compensation matters. During the first quarter of each fiscal year, the CEO and Chief Financial Officer (the Company’s “CFO”) provide the Performance Committee with proposed performance goals and objectives for that year with respect to the 1999 Executive Bonus Plan and proposed participants eligible to receive performance goal bonus awards under that plan. The Performance Committee then approves the performance goals and the participants for the year after considering such recommendations. Following the completion of the year, the CFO provides the Performance Committee with information regarding actual performance relative to the goals and resulting payouts based on such performance, and the Performance Committee determines the amount of bonuses to be paid. Under the terms of the 1999 Executive Bonus Plan, the Performance Committee may exercise “negative discretion” and determine to reduce any bonuses, notwithstanding the fulfillment of any or all of the performance goals.

The CEO and members of the Company’s senior management with expertise in compensation, benefits, human resource and legal matters make recommendations to the Compensation Committee relating to proposed forms of employment agreements, severance and other compensatory arrangements, and compensation matters generally. Such members of management also present information regarding the Company’s financial and operating goals, the Company’s actual performance, legal developments affecting the Compensation Committee’s duties or the Company’s compensation plans, and information and proposals regarding employee compensation and benefits.

Upon invitation of the Compensation Committee, certain members of senior management and outside compensation consultants and counsel to the Company attend portions of Compensation Committee and Performance Committee meetings that are not conducted in executive session.

Compensation Committee Interlocks and Insider Participation

During 2009, the Compensation Committee consisted of five non-management directors (Messrs. Schwab, Chajet, Levato and Wasserman for the full year, Mr. Lewis until the end of May, and Ms. Hill beginning at the end of May). None of these directors has ever served as an officer or employee of the Company, except that from 1993 to 1996 Mr. Levato served as Executive Vice President and Chief Financial Officer of the Company. During 2009, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the board of directors or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board of Directors or our Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with the Company’s management, and has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and this proxy statement.

The Compensation Committee:

David E. Schwab II, Chairman
Clive Chajet
Janet Hill
Joseph A. Levato
Jack G. Wasserman

COMPENSATION DISCUSSION AND ANALYSIS

Overview

2009 marked the first full year following the successful consummation of the Company’s merger with Wendy’s. It also presented a challenging economic environment in the quick service restaurant industry, as consumer discretionary spending was impacted by a range of adverse economic developments. During 2009, the Compensation Committee focused on (i) providing senior management of the Company with adequate incentives to maintain and improve operations during a period of significant economic turmoil in the markets, (ii) assisting the Company in attracting and retaining executive talent to successfully operate the expanded post-merger business and (iii) reviewing the compensation programs for the Company as part of an overall effort to integrate certain business operations and recognize synergies and savings from the merger. During early 2010 the Compensation Committee also reviewed, along with its independent outside compensation consultant, the proposed omnibus award plan (the proposed “2010 Omnibus Award Plan”), which has been adopted by the Board of Directors (on the recommendation of the Compensation Committee) and which is being submitted to the stockholders of the Company for approval at the Annual Meeting (see “Proposal 2” below).

Objectives of Compensation Philosophy

The Company’s overall compensation program (which is referred to as the “Executive Compensation Program”) is designed to support the Company’s business objectives by linking executive compensation to the attainment of annual operating goals as well as the creation of long term stockholder value. The objective is to provide the Company’s executive officers with a total compensation package that—at expected levels of performance and consistent with an executive’s area of responsibility—is competitive with compensation opportunities available to executives of similar experience and standing in the competitive market.

How We Determine Compensation

In determining the appropriate compensation for the Company’s executive officers, the Compensation Committee, in consultation with the Committee’s outside compensation consultant, considers a number of factors: competitive market practice, relative importance of role, individual performance, compensation history (including past pay levels with the Company), internal pay equity, alignment with stockholders’ interests and the creation of long term stockholder value.

In December 2008, the Compensation Committee adopted an approach for the Executive Compensation Program in 2009 that focused on providing compensation opportunities at targeted levels as follows: base salary targeted at the 50th percentile of peer group companies (as described below), with total annual cash compensation (consisting of base salary and target bonus) targeted at the 75th percentile and total direct compensation

(consisting of base salary, target bonus and long-term incentives) targeted at the 60th percentile, assuming target performance with respect to the applicable incentive criteria. Since 2009 represented the first full year of operations following the Company’s merger with Wendy’s, this approach contained elements of both the compensation practices of Arby’s and the historical practices of Wendy’s. The Compensation Committee anticipates that during fiscal 2010 it will, with the assistance of its independent outside compensation consultant, review the Company’s performance against the relevant peer group, and set compensation goals and objectives (such as total cash compensation and total direct compensation) at percentile levels commensurate with the Company’s operating performance and strategic objectives.

Peer Group Companies

In December 2008, the Company revised its compensation benchmarking approach for its executive officers for 2009. The revised approach, which was developed with the assistance of Towers Watson, reflects compensation survey data for general industry companies of comparable revenues (“General Industry Survey Data”) as well as publicly available compensation data for a peer group of 14 publicly-traded chain restaurant companies. The General Industry Survey Data were based on Towers Watson’s U.S. CDB General Industry Executive Database. The restaurant peer group (“Restaurant Peers”), which was based on Wendy’s former peer group (with additions and deletions based on merger and acquisition activity), the Company’s direct competitors and availability of public data, consisted of the following companies:

Brinker International, Inc.	Darden Restaurants, Inc.	Panera Bread Company
Burger King Holdings, Inc.	Domino’s Pizza, Inc.	Papa John’s International, Inc.
Cracker Barrel Old Country	Bob Evans Farms, Inc.	Ruby Tuesday, Inc.
Store, Inc.	Jack In The Box Inc.	Starbucks Corporation
CKE Restaurants, Inc.	McDonald’s Corporation	YUM! Brands, Inc.

In March 2009, the Compensation Committee took into account the General Industry Survey Data and the Restaurant Peers in setting target annual incentive bonuses for the Company’s executive officers for 2009. For the CEO and CFO, target bonuses and annual direct cash compensation were referenced against the General Industry Survey Data and Restaurant Peers. For the Presidents of Wendy’s and ARG, target bonus and annual direct cash compensation were referenced against the Restaurant Peers. For the Chief Administrative Officer and the General Counsel, the Committee referenced target bonuses and annual direct cash compensation against the General Industry Survey Data, since the compensation data for Restaurant Peers did not correspond to equivalent positions. In all cases, total cash compensation at target was referenced against the 75th percentile. While there was an overall average variance for the named executive officers of 11% when measured against the 75th percentile for their respective peer groups, the named executive officers did not receive any long term incentive awards in 2009, which resulted in the group falling considerably below the 60th percentile in total direct compensation for their respective peer groups.

Towers Watson, the Compensation Committee’s outside compensation consultant at the time, assisted in the design of all compensation programs for the named executive officers for 2009, including the annual incentive bonus program.

Elements of Compensation

There are three primary components of executive compensation: (i) base salary; (ii) annual performance-based bonus awards, including cash bonuses under the 1999 Executive Bonus Plan, and (iii) long-term incentive compensation under the Company’s equity plans.

Base Salary

The Company’s base salary program is intended to provide base salary levels that are not subject to performance-related risk and that are competitive, in the judgment of the Compensation Committee and management, to the external market for executive talent and reflect an executive’s ongoing performance. Salaries of all the Company’s named executive officers are paid pursuant to their employment agreements, which are described below under the caption “Employment Agreements.” No adjustments to the base salaries of the named executive officers were made in fiscal 2009.

Annual Performance-Based Bonus Awards

Annual cash incentives under the stockholder-approved 1999 Executive Bonus Plan are designed to reward and motivate those executive officers designated by the Performance Committee to be participants over a one-year time frame based on the achievement of financial and business objectives that increase the value and prospects of the Company. For fiscal 2009, all of the named executive officers participated in the 1999 Executive Bonus Plan.

1999 Executive Bonus Plan

Overview

Under the 1999 Executive Bonus Plan, eligible executives are designated each year by the Performance Committee to receive an annual incentive (the “Performance Goal Bonus Award”) that is tied to the achievement of various “Performance Goals” (i.e., objective quantifiable performance measures for the Company or its operating units). Each year, the Performance Committee is responsible for establishing the Performance Goals in a timely manner and may exercise negative discretion with respect to the payment of all or a portion of any Performance Goal Bonus Award, even if all Performance Goals have been achieved.

Performance Goal Bonus Awards may result in payment if actual results satisfy or exceed the designated Performance Goals. The target incentive for each participant under the 1999 Executive Bonus Plan is expressed as a percentage of the participant’s base salary. For the named executive officers, those percentages are set forth in their respective employment agreements. Each year, the Performance Committee determines the metric or metrics upon which the target incentives are based from among those set forth in the plan, and approves a schedule setting forth threshold, target and maximum payment levels depending on the level of achievement. In cases where the Performance Committee has denominated multiple performance goals, achievement of multiple goals could result in an incentive payment in excess of 100% of an executive’s base salary, subject to reduction by the Performance Committee through the exercise of negative discretion. Under the terms of the plan no payment to any participant for any single year can exceed $5 million.

At the time that the Performance Goals are established for any fiscal year, the compensation that would be payable if the goals were to be achieved is intended to be “qualified performance based compensation” under Section 162(m) of the Code, in that the goals that are selected are substantially uncertain of being achieved at the time they are established and there can be no guarantee that all or any one of such goals will be satisfied based on actual fiscal year results.

Fiscal 2009 Awards

In March 2009, the Performance Committee designated the named executive officers as participants for the 2009 plan year under the 1999 Executive Bonus Plan and set appropriate target incentives and performance goals for the 2009 plan year for each participant. In conjunction with Towers Watson, the Committee’s outside compensation consultant at that time, and consistent with its efforts to develop performance goals tailored to the post-merger business operations of the Company, the Performance Committee established a payout scale for the 2009 plan year based on achievement of “Modified EBITDA” targets tied to the Company’s annual operating plan. The term “Modified EBITDA” is defined in the Performance Goal Bonus Awards portion of the 1999 Executive Bonus Plan as aggregate consolidated net income for the fiscal year determined in accordance with United States generally accepted accounting principles plus consolidated interest expense, income taxes, depreciation expense and amortization expense, and further modified to reflect specific adjustments set forth in the plan or additional adjustments approved by the Performance Committee in connection with the commencement of the covered service period. In connection with the adoption of the “Modified EBITDA” target for 2009, Towers Watson provided information on the Restaurant Peers regarding commonly used performance metrics for executive officer compensation, analyzed the impact of the achievement of the performance metrics at threshold, target and maximum performance on the projected total cash compensation and total direct compensation for the plan participants, and provided the Performance Committee with materials setting forth their analysis.

The payout scale adopted by the Performance Committee with respect to the named executive officers was based on achievement of the following Modified EBITDA targets: (i) $430 million for the Company (applicable to Messrs. Smith, Hare and Okeson, and Ms. Barton) and (ii) $321 million for Wendy’s (applicable to Mr. Karam). The payout scale, which took into account the annual incentive opportunities afforded under the employment agreements of the plan participants, provided for payouts ranging from a threshold at achievement of 81% of the applicable Modified EBITDA target (which would result in a payout of 5% of the participant’s target incentive), to a target achievement at 100% of the applicable Modified EBITDA target (which would result in a payout of 100% of the participant’s target incentive), up to a maximum at achievement of 150% or more of such Modified EBITDA target (which would result in a payout of up to 200% of the participant’s target incentive).

The incentive targets (expressed as a percentage of annual salary) afforded under the employment agreements of the plan participants are set forth in the table below, along with actual incentive payouts. The Company’s operations during the 2009 plan year resulted in achievement of the following Modified EBITDA performance goals: (i) $428 million for the Company and (ii) $324 million for Wendy’s. Application of these results to the payout scale adopted by the Performance Committee resulted in payouts of 99.6% of target incentives at the Company level (applicable to Messrs. Smith, Hare and Okeson, and Ms. Barton) and 104% of target incentives at the Wendy’s level (applicable to Mr. Karam). Accordingly, the named executive officers qualified for payment of annual performance awards for the 2009 plan year as follows:

1999 Executive Bonus Plan Participant	Applicable Modified EBITDA Target	Annual Salary	Incentive Target %	2009 Incentive Payout %	2009 Annual Incentive Payout
Roland C. Smith	Company	$1,150,000	150%	99.6%	$1,718,100
Stephen E. Hare	Company	$600,000	75%	99.6%	$448,200
Sharron L. Barton	Company	$650,000	75%	99.6%	$485,550
Nils H. Okeson	Company	$500,000	75%	99.6%	$373,500
J. David Karam	Wendy’s	$900,000	100%	104%	$936,000

The incentives paid under the 1999 Executive Bonus Plan for 2009 were based on actual targets attained. The Performance Committee did not exercise negative discretion as to such incentive payouts.

Fiscal 2009 Discretionary Bonuses

For fiscal 2009, the Compensation Committee approved awards of certain additional one-time discretionary bonuses to the named executive officers for outstanding performance during that year, the recognition of which was not otherwise provided for under the terms of the 1999 Executive Bonus Plan. These bonuses were awarded in recognition of the efforts of all the named executive officers in contributing to the Company’s performance during a challenging economic period, achieving performance levels not reflected under the terms of the existing bonus plan, and, in the case of Messrs. Hare and Okeson, their efforts in leading a team that accomplished the Company’s successful issuance, through a subsidiary, of $565,000,000 in senior unsecured notes in the midst of an extremely difficult credit environment. Messrs. Smith, Hare, Okeson and Karam, and Ms. Barton received $351,900, $241,800, $189,000, $288,000, and $99,450, respectively. The Compensation Committee views these as non-recurring special bonus payments that were warranted by the overall facts and circumstances associated with the respective accomplishments of these executive officers, as discussed above. The Company anticipates that, in the case of Messrs, Smith and Karam, these payments will not be deductible under Section 162(m) of the Code. See “Impact of Accounting, Tax and Legal Considerations” below.

Long-term Incentive Compensation

The Company uses long-term incentive compensation to deliver competitive compensation, retain executive talent and encourage a focus on long-term growth and stock appreciation. The Company has typically awarded such compensation to named executive officers under the 2002 Plan.

2002 Plan

Overview

Under the 2002 Plan, the Company provides officers and key employees of the Company and its principal business units with equity-based incentives linked to longer-term business unit and corporate performance. The plan provides for the grant of options to purchase shares of Company stock and the award of restricted stock, restricted stock units and/or stock appreciation rights. Option and restricted stock grants under the plan generally provide for ratable vesting over three years. Generally, unvested options become fully vested upon a change of control or the optionee’s death or disability, and unvested options are forfeited upon termination for other reasons. Restricted shares generally vest as provided for in the grantee’s award or upon death or disability and unvested shares are forfeited upon termination for other reasons. Notwithstanding the foregoing, the Compensation Committee retains the discretion to award grants of options and/or restricted shares with different vesting and forfeitability features. Except as modified by an award, vested options must be exercised within ninety days following a resignation or termination without cause, and within one year of the grantee’s termination as a result of death or disability or within the one year anniversary of a change of control, unless the option term expires earlier.

As to the timing of equity grants generally, newly hired executives are granted options or equity effective on or about their first date of employment as approved by the Compensation Committee. The Compensation Committee has not adopted a formal policy with respect to the timing of equity grants.

Fiscal 2009 Awards

During fiscal 2009, the Performance Committee awarded stock options and restricted stock units to employees in the third quarter, including grants of stock options and restricted stock units; however, in view of grants made in December 2008 to the named executive officers, no equity grants were made to the named executive officers in fiscal 2009.

If the Company’s 2010 Omnibus Award Plan is approved at the Annual Meeting, then the Performance Committee anticipates making equity grants to the named executive officers under that plan. Any such grants will be made in consultation with Frederic W. Cook & Co. and after a review of the applicable peer group compensation data, total direct compensation data, and any other information deemed relevant by the Performance Committee.

Proposed 2010 Omnibus Award Plan

In late 2009 and early 2010, the Compensation Committee undertook the review of a comprehensive plan to replace the 1999 Executive Bonus Plan, the 2002 Plan and the Company’s other equity-based compensation plans. This review, which was conducted in consultation with Frederic W. Cook & Co. and the Compensation Committee’s outside counsel, and which included consideration of information presented by Towers Watson and recommendations from management, led to the development of the Company’s 2010 Omnibus Award Plan. See Proposal 2. “APPROVAL OF THE COMPANY’S 2010 OMNIBUS AWARD PLAN” below.

The Compensation Committee and the Board of Directors have recommended approval of the Company’s 2010 Omnibus Award Plan at the Annual Meeting for the reasons set forth in Proposal 2. Those reasons, and the sound governance features of the plan, include the plan’s flexibility with respect to the forms of award (equity and cash based awards), broad performance metrics for use in connection with equity and cash based awards, restrictions on repricing, and provisions for the “clawback” and/or forfeiture of awards in the event of misconduct or fraud.

If the Company’s 2010 Omnibus Award Plan is approved, as is recommended by the Compensation Committee and the Board of Directors, then no more awards will be made under the 1999 Executive Bonus Plan, the 2002 Plan or the Company’s other equity-based plans, and all future awards will be made under the 2010 Omnibus Award Plan.

Other Benefits and Perquisites

The Company’s executive officers participate in various benefit plans made available generally to all of the Company’s salaried employees, including the Company’s 401(k) plan, group health plans, vacation and sick leave policies, life insurance and short-term and long-term disability benefits. In addition, in order to enable the Company to attract and retain superior executives for key positions, executive officers are covered by directors and officers liability insurance and indemnification agreements. Executive officers (as well as certain other employees) also receive an automobile allowance, and are provided with cellular phones, PDAs, and laptops that are intended primarily for business use.

Severance and Change in Control Benefits

Senior members of the Company’s management team have provisions in their respective employment agreements that provide for certain severance payments upon a termination by the Company without cause, termination by the executive as a result of a “Triggering Event” and, in the case of Mr. Smith, as a result of a “Special Termination Event” (i.e., a termination by him within a designated period following a change of control). The Company considers such arrangements an important part of its executives’ compensation and consistent with competitive practices. The key terms and provisions of the severance arrangements that are currently in effect for the Company’s named executive officers are summarized below in the table under the caption “Potential Payments upon Termination or Change-in-Control.”

Impact of Accounting, Tax and Legal Considerations

With respect to taxes, Section 162(m) of the Code imposes a $1 million limit on the deduction that the Company may claim in any tax year with respect to compensation paid to each of the Chief Executive Officer and three other named executive officers (other than the Chief Financial Officer). Accordingly, the Performance Committee monitors which executive officers may be subject to Section 162(m) in order to maximize the amount of compensation paid to these officers that will be deductible under Section 162(m).

Certain types of performance-based compensation are exempted from the $1 million limit. Performance-based compensation can include income from stock options, performance-based restricted stock, and certain formula driven compensation that meets the requirements of Section 162(m) (such as the provisions of the 1999 Executive Bonus Plan). The Performance Committee seeks to structure performance-based and equity compensation for the named executive officers in a manner that complies with Section 162(m) in order to provide for the deductibility of such compensation. At the same time, there may be circumstances in which the Compensation Committee and/or Performance Committee determines, in the exercise of its independent judgment, that it is in the best interests of the Company to provide for compensation that may not be deductible. As noted above, this was the case with respect to certain discretionary bonuses made in respect of performance for 2009, and the Compensation Committee has in the past, and may in the future, approve of grants of restricted stock without performance vesting provisions, or enter into employment agreements with new executives that provide for guaranteed bonuses (as was the case with Mr. Karam), all of which do not qualify as performance-based compensation.

Another section of the Code, Section 409A, affects the manner by which deferred compensation opportunities are offered to the Company’s employees because Section 409A requires that “nonqualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. The Company has undertaken the necessary steps to ensure that its existing deferred compensation plans are operated in accordance with Section 409A.

Introduction to the Summary Compensation Table

The Summary Compensation Table sets forth salary, cash bonus awards, equity awards and other compensation earned by, paid or awarded with respect to the 2009, 2008 and 2007 fiscal years to (i) the Company’s Chief Executive Officer (“CEO”), Roland C. Smith; (ii) the Company’s Chief Financial Officer (“CFO”), Stephen E. Hare; and (iii) the Company’s three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers at the end of the 2009 fiscal year: Sharron L. Barton, Senior Vice President and Chief Administrative Officer of the Company; Nils H. Okeson, Senior Vice President, General Counsel and Secretary of the Company; and J. David Karam, President of Wendy’s (collectively, the “named executive officers”). Additional information with respect to the compensation arrangements for the Company’s named executive officers is set forth below under the caption “Employment Agreements.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Roland C. Smith (CEO)	2009	1,150,000		351,900	—	—	1,718,100	216,781	3,436,781
	2008	1,000,000		500,000	676,000	3,263,000	—	79,963	5,518,963
	2007	1,000,000		460,000	—	902,000	540,000	36,574	2,938,574
Stephen E. Hare (CFO)	2009	600,000		241,800	—	—	448,200	34,945	1,324,945
	2008	515,000		200,000	81,240	1,024,650	—	21,956	1,842,846
	2007	511,250		386,250	190,080	157,850	—	20,958	1,266,388
Sharron L. Barton	2009	650,000		99,450	—	—	485,550	29,614	1,264,614
(SVP and Chief Admin. Officer)	2008	653,250	(4)	150,000	33,850	507,350	—	21,079	1,365,529
	2007	659,750	(5)	263,250	79,200	67,650	—	20,531	1,090,381
Nils H. Okeson	2009	500,000		189,000	—	—	373,500	25,467	1,087,967
(SVP, GC and Secretary)	2008	483,500	(6)	200,000	67,700	527,250	—	19,877	1,298,327
	2007	478,500		347,625	158,400	112,750	—	20,119	1,117,394
J. David Karam	2009	900,000		288,000	—	—	936,000	24,116	2,148,116
(President—Wendy’s)	*

*	Mr. Karam was not a named executive officer of the Company in 2007 or 2008, and therefore compensation information for him is not provided for those years.

(1)

Represents the aggregate grant date fair value of awards of restricted stock of the Company made to such named executive officer in the year shown, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), disregarding any estimates of forfeitures related to service-based vesting conditions. See Note (13) Share-Based Compensation to the Company’s consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2010 (the “2009 Form 10-K”) for the assumptions made in determining those values.

(2)

Represents the aggregate grant date fair value of awards of stock options made to such named executive officer in the year shown, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. See Note (13) Share-Based Compensation to the Company’s consolidated financial statements set forth in the 2009 Form 10-K for the assumptions made in determining those values.

(3)

Includes with respect to each named executive officer amounts for dividends (and interest thereon) with respect to the restricted stock awards referred to in note (1) above, an automobile allowance, contributions made by the Company to 401(k) plan accounts, and amounts for long-term disability and group term life insurance. For 2009, also includes with respect to Mr. Smith the following expenditures by the Company in connection with his temporary living arrangements for work at Wendy’s headquarters in Ohio: (i) $87,840 for the lease of an apartment for Mr. Smith and his wife in Columbus, Ohio, (ii) renter’s insurance and utilities costs associated with the apartment, (iii) $25,983 for automobile lease expenses, (iv) imputed income relating to his wife’s travel to and from Ohio, and (v) reimbursement in the amount of $6,192 for taxes owed for use of corporate aircraft for travel to and from Ohio and $28,041 for taxes associated with Ohio-related imputed income. Also includes with respect to Mr. Smith imputed income relating to his wife accompanying him on business travel other than to and from Ohio. Also includes with respect to Mr. Hare reimbursement for increased taxes associated with work outside Georgia.

(4)	Includes $3,250, the final quarterly installment of a payment in lieu of a merit increase in 2007.

(5)	Includes $9,750, the first three quarterly installments of a payment in lieu of a merit increase in 2007.

(6)	Includes $20,000 paid in lieu of a merit increase in 2007 and 2008.

The following table provides information concerning annual performance bonus awards made to each of the named executive officers in 2009. No long term incentive awards were made to the named executive officers in 2009.

2009 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
		Threshold ($)		Target ($)	Maximum ($)
Roland C. Smith	March 26, 2009	86,250		1,725,000	3,450,000
Stephen E. Hare	March 26, 2009	22,500		450,000	900,000
Sharron L. Barton	March 26, 2009	24,375		487,500	975,000
Nils H. Okeson	March 26, 2009	18,750		375,000	750,000
J. David Karam	March 26, 2009	45,000	(2)	900,000	1,800,000

(1)

Represents threshold, target and maximum payout levels based on 2009 performance for awards granted under the 1999 Executive Bonus Plan. For more information regarding the 2009 performance targets and possible bonus payouts, see “Compensation Discussion and Analysis” above.

(2)	Pursuant to Mr. Karam’s employment agreement he was guaranteed an annual incentive equal to 50% of his base salary, provided he remained employed by Wendy’s through December 31, 2009.

The following table provides information concerning the vesting during 2009 of restricted stock awards previously made to each of the named executive officers. None of the named executive officers exercised any stock options during 2009.

2009 OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Roland C. Smith	—	—	33,334	130,003
Stephen E. Hare	—	—	8,000	33,280
Sharron L. Barton	—	—	3,334	13,869
Nils H. Okeson	—	—	6,668	27,739
J. David Karam	—	—	—	—

(1)	Based on the closing price of the shares on the vesting date.

The following table provides information concerning the unexercised stock options and unvested restricted stock awards as of the end of fiscal 2009 for each of the named executive officers.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

Name	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Roland C. Smith	220,000	—		—	16.49	(2)	4/13/16	66,666	(4)	312,664
	133,334	66,666		—	15.71	(2)	5/23/17
	66,667	133,333		—	6.77		6/18/18
	500,000	1,000,000		—	4.65		12/18/18
Stephen E. Hare	75,000	—		—	15.88	(2)	6/07/16	4,000	(3)	18,760
	23,334	11,666		—	15.71	(2)	5/23/17	8,000	(4)	37,520
	11,667	23,333		—	6.77		6/18/18
	166,667	333,333		—	4.65		12/18/18
Sharron L. Barton	30,400	—		—	16.09	(2)	4/28/16	1,666	(3)	7,814
	10,000	5,000		—	15.71	(2)	5/23/17	3,333	(4)	15,632
	5,000	10,000		—	6.77		6/18/18
	83,334	166,666		—	4.65		12/18/18
Nils H. Okeson	42,500	—		—	16.09	(2)	4/28/16	3,332	(3)	15,627
	16,666	8,334		—	15.71	(2)	5/23/17	6,666	(4)	31,264
	8,334	16,666		—	6.77		6/18/18
	83,334	166,666		—	4.65		12/18/18
J. David Karam	400,000	1,200,000	(5)	—	5.50		9/28/18	—		—

(1)

Except as noted below with regard to the grant to Mr. Karam, all such options vest and become exercisable over a three-year period commencing on the date of grant, with one-third vesting on each of the first three anniversaries of the date of grant.

(2)

Reflects a $0.13 reduction in the exercise price per share of each stock option outstanding at the time of the special dividend of shares of common stock of Deerfield Capital Corp. paid to the Company’s stockholders in April 2008 (the “DFR share dividend”). The reduction was effected in accordance with the Company’s equity participation plans, which provide for such price adjustments upon occurrence of extraordinary events such as the DFR share dividend.

(3)

On May 23, 2007, the Company granted certain officers and key employees, other than Mr. Smith, a total of 159,300 shares of restricted common stock under the 2002 Plan. These shares vest in three equal installments on May 23, 2008, 2009 and 2010, subject to continued employment through each of the anniversary dates.

(4)

On June 18, 2008, the Company granted certain officers and key employees a total of 265,350 shares of restricted common stock under the 2002 Plan. These shares vest in three equal installments on June 18, 2009, 2010 and 2011, subject to continued employment through each of the anniversary dates.

(5)

On September 29, 2008, concurrent with effectiveness of the Wendy’s merger, Mr. Karam was granted a 10-year option to purchase 1,600,000 shares of the Company’s common stock pursuant to the Wendy’s 2007 Stock Incentive Plan. The option will vest over a four-year period, 25% on each anniversary of the date of grant, provided Mr. Karam remains employed on each vesting date.

EMPLOYMENT AGREEMENTS

During 2008, the Company reviewed and revised the employment agreements with Mr. Smith and other executive officers and entered into a new agreement with Mr. Karam providing for him to become President of Wendy’s upon effectiveness of the merger with Wendy’s. The existing agreements were modified to address certain tax matters relating to Code Sections 409A and 162(m), as well as to create a more uniform contractual framework going forward for the executive officers to assure the continued services of the experienced senior team, as their prior agreements were nearing expiration or were in renewal terms. The new agreement with Mr. Karam, a key executive with extensive experience in the Wendy’s system, was entered into to secure his services in anticipation of his making significant contributions to the post-merger integration and operations of the Company.

Employment Agreements with Messrs. Smith, Hare and Okeson, and Ms. Barton

Mr. Smith

The term of Mr. Smith’s employment was extended for three years (through December 18, 2011) and will be automatically renewed for additional one-year periods unless either party delivers a notice of non-renewal at least 120 days prior to the expiration of the then current term. Mr. Smith’s base annual salary was increased to $1,150,000 and his target bonus percentage was increased to 150%. The severance and termination provisions in his agreement are set forth under “Potential Payments upon Termination or Change-in-Control” below. Mr. Smith’s agreement also contains restrictive covenants, including non- competition and non-solicitation covenants for 18 to 24 months following termination of employment depending on the circumstances of such termination.

Messrs. Hare and Okeson, and Ms. Barton

The term of employment was extended for two years (through December 18, 2010) and will be automatically renewed for additional one-year periods unless either party delivers a notice of non-renewal at least 120 days prior to the expiration of the then current term. Mr. Hare’s base annual salary was increased to $600,000 and his target bonus for 2009 (and the remaining contract term) is 75% of his base salary. Mr. Okeson’s annual base salary was increased to $500,000 and his target bonus for 2009 (and the remaining contract term) is 75% of his base salary. Ms. Barton’s annual base salary is $650,000 and her target bonus for 2009 (and the remaining contract term) is 75% of her base salary.

The severance and termination provisions in the agreements are set forth under “Potential Payments upon Termination or Change-in-Control” below. The agreements also contain restrictive covenants, including non-competition and non-solicitation covenants for 12 to 24 months following termination of employment depending on the circumstances of such termination.

Employment Agreement with Mr. Karam

On July 25, 2008, the Company entered into a consulting and employment agreement with Mr. Karam, with his consulting services transitioning to employment contingent upon effectiveness of the Wendy’s merger. On September 29, 2008, the merger became effective and Mr. Karam became the President of Wendy’s. In this capacity, he reports solely to Mr. Smith, the CEO of the Company. Mr. Karam’s employment term is for an initial three year period and will then be automatically extended for additional one year periods unless either party provides a notice of non-renewal at least 120 days prior to the expiration of the then-current term. Mr. Karam’s initial base salary is $900,000, and he is eligible to earn an annual performance-based cash incentive. Mr. Karam’s target incentive will be equal to 100% of his base salary for the fiscal year if Wendy’s achieves its target performance goals, with a maximum payout of 200% of target if Wendy’s significantly exceeds its target performance goals. With respect to fiscal year 2008, Mr. Karam was entitled to a pro-rata incentive bonus based on the number of days worked by Mr. Karam for Wendy’s during the fiscal year. With respect to fiscal year 2009, Mr. Karam was guaranteed an annual incentive equal to 50% of his base salary, provided he remained employed by Wendy’s through December 31, 2009.

The severance and termination provisions in the agreement are set forth under “Potential Payments upon Termination or Change-in-Control” below. The agreement also contains restrictive covenants, including non-competition and non-solicitation covenants for one to two years following termination of employment depending on the circumstances of such termination.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company’s named executive officers have provisions in their respective employment agreements that provide for certain severance payments upon a termination by the Company without cause, termination by the executive as a result of a “Triggering Event” or, in the case of Mr. Karam, “Good Reason” (in each case as defined below) and, in the case of Mr. Smith, as a result of a “Special Termination Event” (i.e., a termination by him within a designated period following a change of control). The key terms and provisions of the severance arrangements that are currently in effect are summarized in the following table and are governed by the named executive officer’s employment agreement. As to the quantitative nature of certain payments in parentheses below, the Company estimated the values as if the triggering event took place on December 31, 2009, the last business day of the Company’s 2009 fiscal year.

Description	Mr. Smith	Messrs. Hare and Okeson, and Ms. Barton	Mr. Karam
Termination events triggering severance cash benefits and benefits continuation:	Involuntary termination without Cause, other than for death or disability.	Involuntary termination without Cause, other than for death or disability.	Involuntary termination without Cause, other than for death or disability.
	Termination by Mr. Smith for a “Triggering Event.”	Termination by the executive officer for a “Triggering Event.”	Termination by Mr. Karam for “Good Reason.”
Termination by Mr. Smith in connection with a “Special Termination Event.”
Severance cash benefit:

(a) Lump sum payment equal to (i) two times base salary in effect as of the effective date of termination ($2,300,000) plus (ii) two times target annual bonus for the year prior to the year of termination ($3,000,000).
(b) $25,000 (which shall increase to $27,500 in December 2010).
(c) Pro rata annual bonus based on actual performance, payable in lump sum on date bonuses are normally paid.
(d) In the event severance cash benefits are provided pursuant to a Special Termination Event, Mr. Smith will receive a tax gross up for any excise tax imposed by Code Section 4999 on any “excess parachute payments.” If a Special Termination Event had occurred on 12/31/09, Mr. Smith would not have received a tax gross up because the amount of his benefits would not have been “excess parachute payments” so as to be taxed under Code Section 4999.

(a) The sum of the base salary in effect as of the effective date of termination plus the actual annual bonus paid, if any, for the year prior to the year of termination, paid in semi-monthly installments for a period of 12 months. Values as of 12/31/09 are as follows: Hare: $800,000; Barton: $800,000; and Okeson: $700,000.
(b) Continuation of the base salary in effect as of the effective date of termination for an additional period of 12 months, paid in semi-annual installments and offset by compensation earned by the executive officer during the same period.
(c) $25,000 (which shall increase to $27,500 in December 2010).
(d) Pro rata annual bonus based on actual performance, payable in lump sum on date bonuses are normally paid.

(a) Lump sum payment equal to (i) two times base salary in effect as of the effective date of termination ($1,800,000) plus (ii) two times target annual bonus in effect as of the effective date of termination ($1,800,000).
(b) In the event severance cash benefits and health benefits continuation for Mr. Karam would trigger an excise tax under Code Section 4999, then in certain circumstances Mr. Karam will be entitled to receive a tax gross-up payment with respect to such payment and benefits. If such a termination had occurred on 12/31/09, Mr. Karam would have received an estimated tax gross up payment of approximately $1,451,500.

Executive must sign release to receive severance benefits:	Yes.	Yes.	Yes.
Health and welfare benefits continuation:	Continued participation in the Company’s health and welfare plans for 18 months at Mr. Smith’s election and at full cost to Mr. Smith.	Continued participation in the Company’s health and welfare plans for 18 months at the executive officer’s election and at full cost to the executive officer.

Wendy’s will pay the cost (estimated to be approximately $21,000) for Mr. Karam and his dependents to continue to participate in any of Wendy’s group health plans or life insurance plans for an 18 month period following termination.

Equity treatment:

All unvested stock options and restricted stock shall vest in full upon a Change in Control, an involuntary termination without Cause, termination by death or disability, or a termination following a Triggering Event or Special Termination Event. The estimated value of accelerated options if such an event occurred on 12/31/09 is $40,000 and the estimated value of accelerated restricted stock is $312,664.

All unvested stock options that would have vested if the executive officer had remained employed by the Company through December 18, 2010 shall vest in full upon an involuntary termination without Cause (other than for death), a termination for disability, or a termination following a Triggering Event. Values as of 12/31/09 are as follows: Hare: $6,667; Okeson: $3,333; and Barton: $3,333.

All unvested stock options shall vest in full upon a Change in Control, an involuntary termination without Cause, termination by death or disability, or a termination by Mr. Karam for Good Reason. The estimated value of accelerated options if such an event occurred on 12/31/09 is $0.

Description	Mr. Smith	Messrs. Hare and Okeson, and Ms. Barton	Mr. Karam
	Options remain exercisable for a period ending on the earlier of the one year anniversary of the termination or the expiration of the applicable option	Options remain exercisable for a period ending on the earlier of the one year anniversary of the termination or the expiration of the applicable option.	Options remain exercisable for a period ending on the earlier of the one year anniversary of the termination or the expiration of the applicable option.
Outplacement assistance:	No.	No.	No.
Restrictive covenants:

In the event of the termination of Mr. Smith’s employment without Cause or due to a Triggering Event, the restrictive period for the following covenants shall run for a period of 24 months. In the event of the termination of Mr. Smith’s employment for cause or other than due to a Triggering Event, the restrictive period shall be 18 months.

In the event of the termination of the executive officer’s employment without Cause or due to a Triggering Event, the restrictive period for the following covenants shall run for a period of 24 months. In the event of the termination of the executive officer’s employment for cause or other than due to a Triggering Event, the restrictive period shall be 12 months.

In the event of the termination of Mr. Karam’s employment without Cause or by Mr. Karam for Good Reason, the restrictive period for the following covenants shall run for a period of two years. In the event of the termination of Mr. Karam’s employment for cause or by Mr. Karam other than for Good Reason, the restrictive period shall be one year.

	• Prohibited from soliciting franchisees or suppliers and employees of the Company.	• Prohibited from competing with the Company (see details below).	• Prohibited from soliciting franchisees or suppliers and employees of the Company.
	• Prohibited from competing with the Company (see details below).	• Prohibited from soliciting franchisees or suppliers and employees of the Company.	• Prohibited from competing with the Company (see details below).
	Mr. Smith is also subject to certain confidentiality and non-disparagement covenants.	These executive officers are also subject to certain confidentiality and non-disparagement covenants.	Mr. Karam is also subject to certain confidentiality and non-disparagement covenants.
Non-Renewal Severance:	Non-renewal by the Company constitutes a Triggering Event—see above for severance benefits.

If employment is terminated by the Company by 120 day written notice of expiration, the executive officer shall receive: (i) continuation of the base salary in effect as of the effective date of termination for at least 8 months (payments to be made in semi-monthly installments); and (ii) pro rata annual bonus, payable in lump sum on date bonuses are normally paid, based on actual performance, provided the executive officer remains employed during the 120 day notice period.

Expiration of the period of employment after timely notice of non-renewal by the Company does not trigger severance benefits.

The estimated total value of benefits provided to Mr. Smith under his employment agreement in the event his employment was terminated on December 31, 2009 as described in the table above is $5,677,664. The estimated total value for the other named executive officers under their respective employment agreements (other than in the event of non-renewal of the employment agreement) is as follows: $1,431,667 for Mr. Hare; $1,478,333 for Ms. Barton; $1,228,333 for Mr. Okeson; and $5,072,500 for Mr. Karam. For Messrs. Hare and Okeson, and Ms. Barton, these amounts do not include the value of accelerated vesting of restricted stock that would occur under the terms of their separate restricted stock award agreements in the event of termination of employment without cause or on account of death or permanent disability, or upon the occurrence of a change of control. Those values are $56,280, $46,891 and $23,446, respectively, as indicated in the Outstanding Equity Awards at 2009 Fiscal Year-End table, above. For Messrs. Hare and Okeson, and Ms. Barton, these amounts also do not include the additional value of accelerated vesting of stock options that would occur under the terms of their separate stock option agreements in the event of termination of employment on account of death, or upon the occurrence of a change of control. Those additional values are $6,667, $3,333 and $3,333, respectively.

In calculating the values for the table above, the following assumptions were made: (1) price of the Company’s common stock was $4.69, the closing price per share on December 31, 2009; (2) there was no compensation offset for executives whose second year severance payments would otherwise be subject to reduction for outside earnings; (3) immediate exercise of all options that vested as of a December 31, 2009 termination date; (4) the remaining unvested options subject to accelerated vesting as of December 31, 2009 were valued at $0 (as none of the remaining unvested options has an exercise price less than $5.50/share); and (5) no six month delay in payment to any “specified employee” that would otherwise be required under Code Section 409A.

The employment agreements for Mr. Smith and the other named executive officers generally define “Cause” as: (i) commission of any act of fraud or gross negligence by the executive in the course of his or her employment that, in the case of gross negligence, has a material adverse effect on the business or financial condition of the Company or any of its affiliates; (ii) willful material misrepresentation by him or her to the President and Chief Executive Officer of the Company (not applicable to Mr. Smith) or the Board; (iii) voluntary termination by him or her of his or her employment (other than on account of a Triggering Event or Good Reason) or the willful failure or refusal to comply with any material obligation(s) owed to the Company or to comply with a reasonable and lawful instruction of the Chief Executive Officer of the Company (not applicable to Mr. Smith) or the Board; (iv) engagement by him or her in any conduct or the commission by him or her of any act that is, in the reasonable opinion of the Board, materially injurious or detrimental to the substantial interest of the Company or any of its affiliates; (v) his or her indictment for any felony, whether of the United States or any state thereof or any similar foreign law to which he or she may be subject; (vi) any failure substantially to comply with any written rules, regulations, policies or procedures of the Company furnished to him or her that, if not complied with, could reasonably be expected to have a material adverse effect on the business of the Company or any of its affiliates; (vii) any willful failure to comply with the Company’s policies regarding insider trading; (viii) his or her death; or (ix) his or her inability to perform all or a substantial part of his or duties or responsibilities on account of his or her illness (either physical or mental) for more than 90 consecutive calendar days or for an aggregate of 150 calendar days during any consecutive nine month period.

The employment agreement for Mr. Smith generally defines “Triggering Event” as (i) a material reduction in his responsibilities as President and Chief Executive Officer of the Company; (ii) a requirement that he reports to any person other than the Board; (iii) a reduction in his then current base salary or target bonus percentage; (iv) relocation to a work situs not in the Atlanta, Georgia greater metropolitan area without his consent, (v) a Company-initiated non-renewal of his employment at the end of the Employment Term or (vi) the occurrence of a “Special Termination Event”; provided that he must provide written notice no later than 30 days following his learning of the existence of a Triggering Event (other than under subclauses (v) or (vi) and provide the Company 30 days to cure the Triggering Event. Additionally, Mr. Smith must terminate his employment within six months of the initial occurrence of the circumstances constituting a Triggering Event for such termination to be a Triggering Event.

Mr. Smith’s employment agreement generally defines “Special Termination Event” as Mr. Smith’s decision to terminate his employment in the event that there is a change in control prior to the expiration of the employment term where he has provided between 90 and 120 days written notice (no more and no less) of his intention to terminate his employment in the 30-day period commencing 270 days following the change in control. For purposes of Mr. Smith’s employment agreement, “change in control” includes the acquisition by any person of 50% or more of the combined voting power of the Company, a majority of the Board of Directors not being nominated by the Board of Directors or a majority of the Board of Directors not consisting of Messrs Peltz, May or individuals nominated or recommended by them. (The definition of change in control excludes certain transactions in which Messrs. Peltz, May or their affiliates continue to control or influence the management or policies of the Company or any merger or sale of the Company to entities controlled by Messrs. Peltz, May or their affiliates).

The employment agreements for the other named executive officers generally define “Triggering Event” (or in the case of Mr. Karam, “Good Reason”) as (i) a material reduction in his or her responsibilities to the Company; (ii) a requirement that he or she report to any person other than the Chief Executive Officer of the Company or the Board; (iii) a reduction in his or her then current base salary or target bonus percentage; or (iv) relocation to a work situs not in his or her current metropolitan area of residence without his or her consent; provided that he or she must provide written notice no later than 30 days following his or her learning of the existence of a Triggering Event and provide the Company 30 days to cure the Triggering Event. Additionally, he or she must terminate his or her employment within six months of the initial occurrence of the circumstances constituting a Triggering Event for such termination to be a Triggering Event.

The employment agreements for the named executive officers generally restrict the executive officer from competing against the Company in the following manner: such officer, in any state or territory of the United States (and the District of Columbia) or any country where the Company maintains restaurants, will not engage or be engaged in any capacity, “directly or indirectly” (as defined below), except as a passive investor owning less than a 2% interest in a publicly held company, in any business or entity that is competitive with the business of the Company or its affiliates. This restriction includes, without limitation, (i) any business engaged in drive through or counter food service restaurant business typically referred to as “Quick Service” restaurants (such as Burger King, McDonald’s, Jack in the Box, etc.), for which revenues from the sale of hamburgers, sandwiches (including wraps) and salads represents at least 50% of total revenues from the sales of food items (excluding beverages) and also includes any business engaged in real estate development for such Quick Service businesses, and (ii) Yum! Brands, Inc. or its brands and each of its subsidiaries. He or she shall not, however, be prohibited from (a) accepting employment, operating or otherwise becoming associated with a franchisee of the Company or any of its affiliates, subject to any confidentiality obligation that he or she may have, or (b) accepting employment, operating or otherwise becoming associated with a “Quick-Service” restaurant business of a brand that has less than 100 outlets system-wide (including both franchised outlets and franchisor-operated outlets).

Compensation of Directors

The Company believes that compensation for non-management directors should be competitive and should encourage ownership of the Company’s stock. The Company’s current compensation program for non-management directors, which provides for a combination of cash payments and restricted stock grants, is described below. This compensation program became effective beginning on the first day of the Company’s 2009 fiscal year.

Annual Retainers:

•	Board retainer for each non-management director:	$67,500
•	Audit Committee Chairman’s retainer:	$20,000
•	Audit Committee member’s retainer:	$10,000
•	Compensation Committee Chairman’s retainer:	$15,000
•	Compensation Committee member’s retainer:	$ 7,500

Meeting Fees:

•

No meeting fees are paid to members of the Audit Committee and the Compensation Committee. Members attending each meeting of the Nominating and Corporate Governance Committee, ERISA Committee, Capital and Investment Committee, Corporate Social Responsibility Committee and Executive Committee receive the following fee for each meeting:

$ 2,000

Stock Awards:

•	Grant upon initial election or appointment to the Board:	Discretionary, initially set at $75,000*
•	Annual grant upon re-election to the Board:	Discretionary, initially set at $75,000*

*	Equity awards payable in restricted stock vesting 50% after one year from grant and 50% after two years from grant, conditioned on continued Board service.

Non-management directors may elect to receive all or any portion of their annual retainer and meeting fees in shares of Common Stock in lieu of cash. In addition, the Company maintains a deferred compensation plan under which non-management directors are allowed to defer a percentage or sum of their annual retainer and meeting fees and/or restricted stock grants into restricted stock units, which are based on the value of the Common Stock and, for deferral of restricted stock grants, subject to the same vesting schedule as the restricted stock. Dividend equivalents accrue on deferred amounts. The amounts are payable in Common Stock in a lump sum on the earlier of the director’s termination of Board service, a fixed number of years or death, as elected by the director.

The table below summarizes the compensation paid to the Company’s non-management directors for their services as directors during fiscal 2009.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Nelson Peltz	62,000	75,003	801	137,804
Peter W. May	62,000	75,003	801	137,804
Hugh L. Carey	70,000	75,791	—	145,791
Clive Chajet	71,500	75,003	801	147,304
Edward P. Garden	60,000	75,003	801	135,804
Janet Hill	73,750	75,003	801	149,554
Joseph A. Levato	97,500	75,791	—	173,291
J. Randolph Lewis	65,750	75,003	801	141,554
David E. Schwab II	97,000	75,791	—	172,791
Raymond S. Troubh	80,000	75,003	801	155,804
Jack G. Wasserman	87,500	75,003	801	163,304

(1)

Consists of non-management director annual retainer and meeting fees and, if applicable, the annual retainers for the Audit Committee Chairman, the Audit Committee members, the Compensation Committee Chairman and the Compensation Committee members. For fiscal 2009, Messrs. Peltz, May and Garden elected to receive payment of all their annual retainers and meeting fees in shares of Common Stock in lieu of cash, and Mr. Schwab elected to receive $26,250 of his Board retainer in shares of Common Stock in lieu of cash.

(2)

Represents the grant date fair value of awards of restricted stock of the Company made to each non-management director upon such director’s re-election as a director at the Company’s 2009 Annual Meeting of Stockholders (annual grants under the Company’s non-management director compensation program), computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. The following table shows for each non-management director the aggregate number of shares of restricted stock or restricted stock units (which reflect deferral of restricted stock grants) and stock options held as of January 3, 2010:

Name	Restricted Stock or Units Held as of January 3, 2010		Stock Options Held as of January 3, 2010
Nelson Peltz	17,524		12,000
Peter W. May	17,524		12,000
Hugh L. Carey	17,708	*	108,000
Clive Chajet	17,524		108,000
Edward P. Garden	17,524		12,000
Janet Hill	17,524		89,854
Joseph A. Levato	17,708	*	108,000
J. Randolph Lewis	17,524		89,854
David E. Schwab II	17,708	*	108,000
Raymond S. Troubh	17,524		108,000
Jack G. Wasserman	17,524		105,000

*	Includes 184 restricted stock units, each of which represents a contingent right to receive one share of Common Stock.

(3)

Consists of $788 for dividends (and $13 for interest thereon) with respect to the restricted stock awards referred to in note (2) above. Dividends with respect to respect to the awards deferred by Messrs. Carey, Levato and Schwab into restricted stock units were converted into additional restricted stock units for each of them, the value of which is included in their stock awards.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Company’s equity compensation plans as of January 3, 2010. If the Company’s stockholders approve the proposed 2010 Omnibus Award Plan at the Annual Meeting, as recommended by the Board of Directors and described in Proposal 2. APPROVAL OF THE COMPANY’S 2010 OMNIBUS AWARD PLAN below, then no more awards will be made under the plans referred to in the following table and described in the paragraphs below, or under the 1999 Executive Bonus Plan, and all future awards will be made under the Company’s 2010 Omnibus Award Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	185,443 Package Options(2)	$23.85	2,898,294(3)
	8,263,120 Common Options	$8.44
Equity compensation plans not approved by security holders(4)	9,600 Package Options(2)	$23.35	17,842,211(3)
	14,617,267 Common Options(5)	$6.43
Total	195,043 Package Options(2)	$23.82	20,740,505(3)
	22,880,387 Common Options	$7.15

(1)	1998 and 2002 Equity Participation Plans.

(2)	Each Package Option is exercisable for three shares of Common Stock.

(3)	Includes securities issuable to directors as fees in lieu of cash.

(4)	1997 Equity Participation Plan and Wendy’s legacy equity plans.

(5)

In addition to options granted pursuant to our equity participation plans, in connection with the acquisition of RTM in July 2005 the Company issued 774,066 options to acquire shares of Class B Common Stock to employees of RTM (who became employees of ARG) to replace then existing options that they held to purchase shares of RTM (the “Replacement Options”). In connection with the Wendy’s merger, these Replacement Options were adjusted so as to become exercisable for shares of Common Stock instead of Class B Common Stock. These Replacement Options have a weighted average exercise price of $8.34.

Amended and Restated 1997 Equity Participation Plan

The Wendy’s/Arby’s Group, Inc. 1997 Equity Participation Plan was approved by the Executive Committee of the Board of Directors on December 11, 1997 and was amended and restated in May 2005. The 1997 Plan provided for the granting of stock options to purchase shares of Class A Common Stock. Participants in the 1997 Plan were limited to selected key employees and consultants of the Company, its subsidiaries and affiliates who were important to the success and growth of the Company, its subsidiaries and affiliates, but who were not “directors,” “executive officers” or “officers” of the Company. A maximum of 500,000 shares of Common Stock were authorized to be issued under the 1997 Plan. The term during which options could be granted under the 1997 Plan expired on December 11, 2002. As a result of a stock dividend in August 2003 (the “Stock Dividend”), all outstanding options under the 1997 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Common Stock and two shares of Class B Common Stock (i.e. Package Options). In connection with the Wendy’s merger, these Package Options were further adjusted so as to become exercisable for three shares of Common Stock. As of April 1, 2010, Package Options to acquire a total of 28,800 shares of Common Stock were outstanding under the 1997 Plan. The 1997 Plan is administered by the Compensation Committee.

Amended and Restated 1998 Equity Participation Plan

The Wendy’s/Arby’s Group, Inc. 1998 Equity Participation Plan was approved by the Board of Directors on March 10, 1998, was approved by the Company’s stockholders on May 6, 1998 and was amended and restated in May 2005. The 1998 Plan replaced a 1993 Equity Participation Plan pursuant to which awards could no longer be granted after April 24, 1998. The 1998 Plan provided for the granting of stock options, stock appreciation rights (“SARs”), and restricted stock to officers and key employees of, and consultants to, the Company and its subsidiaries and affiliates. The 1998 Plan provided for automatic awards of options to non-employee directors of the Company and permitted non-employee directors to elect to receive shares of Common Stock in lieu of all or a portion of the annual retainer fees and/or Board of Directors or committee meeting attendance fees (“Fees”) that would otherwise be payable to them in cash. A maximum of 5,000,000 aggregate shares of Common Stock (subject to certain adjustments) were authorized to be delivered on the exercise of options or SARs or upon a director’s election to receive Fees in shares of Common Stock pursuant to the 1998 Plan. The term during which awards could be granted under the 1998 Plan expired on April 30, 2003. As a result of the Stock Dividend, all outstanding options under the 1998 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Common Stock and two shares of Class B Common Stock (i.e., Package Options). In connection with the Wendy’s merger, these Package Options were further adjusted so as to become exercisable for three shares of Common Stock. As of April 1, 2010, Package Options to acquire a total of 496,329 shares of Common Stock were outstanding under the 1998 Plan. The 1998 Plan is administered by the Performance Committee.

Amended and Restated 2002 Equity Participation Plan

The Wendy’s/Arby’s Group, Inc. 2002 Equity Participation Plan was approved by the Board of Directors on April 25, 2002, was approved by the stockholders on June 4, 2002, was amended and restated in May 2005 and an amendment was approved by the stockholders on June 7, 2006. A second amendment was approved by the stockholders on June 5, 2007. A third amendment was approved by the stockholders on September 15, 2008. The 2002 Plan provides for the granting of stock options, SARs, restricted stock and restricted share units to officers, key employees of, and consultants to, Wendy’s/Arby’s Group and its subsidiaries and affiliates. The 2002 Plan also permits non-employee directors to elect to receive all or a portion of their Fees in shares of Common Stock. Subject to certain anti-dilution adjustments, a maximum of 22,400,000 shares of Common Stock may be granted as restricted shares or restricted share units or to be delivered on the exercise of options or SARs or upon a director’s election to receive Fees in shares pursuant to the 2002 Plan. In addition, the maximum number of shares of Common Stock that may be granted as restricted shares, options or SARs to any individual in a calendar year is 3,000,000 shares. The 2002 Plan replaced the 1997 Equity Participation Plan, the term during which options may be granted thereunder expired on December 11, 2002, and the 1998 Equity Participation Plan, the term during which options may be granted thereunder expired on April 30, 2003. As a result of the Stock Dividend, all outstanding options under the 2002 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Common Stock and two shares of Class B Common Stock (i.e., Package Options). In connection with the Wendy’s merger, these Package Options were further adjusted so as to become exercisable for three shares of Common Stock. As of April 1, 2010, (i) Package Options to acquire a total of 60,000 shares of Common Stock, (ii) options to acquire 8,237,752 shares of Common Stock, and (iii) 983,031 restricted shares of Common Stock were outstanding under the 2002 Plan. The 2002 Plan is administered by the Performance Committee. The term during which awards may be granted under the 2002 Plan will expire on June 4, 2012.

Wendy’s Legacy Equity Plans

Four equity compensation plans of Wendy’s were acquired by the Company in connection with the completion of the merger with Wendy’s, which occurred on September 29, 2008. Those plans were the Wendy’s 2007 Stock Incentive Plan (the “Wendy’s 2007 Plan”), the Wendy’s 2003 Stock Incentive Plan (the “Wendy’s 2003 Plan”), the Wendy’s 1990 Stock Option Plan (the “Wendy’s 1990 Plan”) and the Wendy’s WeShare Stock Option Plan (the “Wendy’s WeShare Plan”), each as amended as of the merger date (collectively the “Wendy’s Legacy Equity Plans”). Each of the Wendy’s Legacy Equity Plans, other than the Wendy’s WeShare Plan, had been approved by shareholders of Wendy’s prior to the merger. Stock options and SARs can continue to be awarded under each of the Wendy’s Legacy Equity Plans, other than the Wendy’s WeShare Plan, and restricted shares, restricted share units, performance shares, performance units, dividend equivalent rights and unrestricted shares can continue to be issued under the Wendy’s 2007 Plan and the Wendy’s 2003 Plan, in each case to officers and key employees of Wendy’s and its subsidiaries and affiliates. No further awards can be made under the Wendy’s WeShare Plan.

The following table sets forth the number of options to acquire shares of Common Stock and restricted shares of Common Stock outstanding under each Wendy’s Legacy Equity Plan as of April 1, 2010, and the date on which authority to grant awards under each Wendy’s Legacy Equity Plan expires.

Plan	Number of Options to Acquire Common Stock Outstanding	Number of Restricted Shares of Common Stock Outstanding	Date on which Authority to Grant Awards Expires
Wendy’s 2007 Plan	12,002,845	474,695	April 25, 2017
Wendy’s 2003 Plan	397,450	None	No end date stated
Wendy’s 1990 Plan	493,072	Not applicable	No end date stated
Wendy’s WeShare Plan	766,651	Not applicable	No end date stated

AUDIT COMMITTEE REPORT*

In accordance with its written charter, the Audit Committee assists the Company’s Board of Directors in oversight of the accounting, auditing, and financial reporting practices of the Company. The Audit Committee consists of four independent members (as independence is defined by the rules of the New York Stock Exchange). The Company’s management is responsible for the financial reporting process and for preparing the Company’s financial statements, and the Company’s outside auditors are responsible for performing an independent audit of such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm that the financial statements have been prepared in conformity with generally accepted accounting principles.

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended January 3, 2010 with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Audit Committee also discussed with Deloitte & Touche LLP all matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of Deloitte & Touche LLP’s examination of the Company’s financial statements.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, management is required to prepare a report as to its assessment of the effectiveness of the Company’s internal control over financial reporting as of January 3, 2010 and Deloitte & Touche LLP is to prepare an attestation report with respect to the effectiveness of internal control over financial reporting. The Audit Committee reviewed and discussed with management its report regarding its assessment of the effectiveness of the Company’s internal control over financial reporting as of January 3, 2010, and reviewed and discussed with Deloitte & Touche LLP its report as to the effectiveness of internal control over financial reporting. Management’s report and Deloitte & Touche LLP’s report are each included in the Company’s Annual Report on Form 10-K for the year ended January 3, 2010.

The Audit Committee received from Deloitte & Touche LLP a written statement regarding all relationships between Deloitte & Touche LLP and the Company that might bear on Deloitte & Touche LLP’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Deloitte & Touche LLP any relationships that may have an impact on their objectivity and independence and satisfied itself as to Deloitte & Touche LLP’s independence. The Audit Committee also considered whether the provision of services by Deloitte & Touche LLP to the Company not related to the audit of the financial statements referred to above or to the reviews of the interim financial statements included in the Company’s Forms 10-Q is compatible with maintaining Deloitte & Touche LLP’s independence.

Based on the above-mentioned review and discussions with management and Deloitte & Touche LLP and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibility described above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2010.

The Audit Committee:

Joseph A. Levato (Chairman)
David E. Schwab II
Raymond S. Troubh
Jack G. Wasserman

*

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference into such other filing.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

In accordance with the terms of its charter, the Audit Committee has the responsibility for the review and approval or ratification of all related party and conflict of interest transactions involving any director, executive officer, nominee for director, any holder of 5% or more of any class of the Company’s common stock or any non-executive officer (or any member of the immediate family of any of the foregoing persons), if such related party or conflict of interest transaction involves more than $10,000, in each case using appropriate specialists and counsel as necessary. The Company’s legal department is primarily responsible for obtaining information from the applicable related person with respect to a proposed related person transaction and then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. To the extent required by the terms of the Audit Committee charter, the legal department then presents information relating to such transaction for the review and approval of the Audit Committee. In the course of its review and approval or ratification of a proposed related person transaction, the Audit Committee may consider: (i) the nature of the related person’s interest in the transaction; (ii) the material terms of the transaction, including, without limitation, the amount involved and type of transaction; (iii) the importance of the transaction to the related person; (iv) the importance of the transaction to the Company; (v) whether the transaction would impair the judgment of a director, executive officer or non-executive officer, as applicable, to act in the best interests of the Company; (vi) if applicable, whether such transaction would compromise a director’s status as an “independent director” under the Independence Guidelines or the New York Stock Exchange Listing Standards; and (vii) any other matters that the Audit Committee deems appropriate. To the extent that a proposed related person transaction involves any member of the Audit Committee (or an immediate family member), such director would not participate in the deliberations or vote respecting the approval or ratification of the proposed transaction.

Certain Related Person Transactions

The Company is party to several agreements with Trian Partners, a management company for various investment funds and accounts, whose principals are Nelson Peltz, Peter W. May and Edward P. Garden. These agreements, which were entered into connection with the restructuring of the Company into a “pure play” restaurant company, or in furtherance of such restructuring, are described in the paragraphs set forth below.

•

In July 2007 and July 2008, the Company entered into agreements under which Trian Partners is subleasing (the “Subleases”) office space on two of the floors of the Company’s former New York headquarters. Under the terms of the Subleases, Trian Partners is paying the Company approximately $113,000 and $153,000, respectively, per month which includes an amount equal to the rent the Company pays plus a fixed amount reflecting a portion of the increase in the then fair market value of the Company’s leasehold interest as well as amounts for property taxes and the other costs related to the use of the space. Either Trian Partners or the Company may terminate the Subleases upon sixty days’ notice. The Company received $1,886,000 from Trian Partners under the Subleases for 2009.

•

In June 2009, effective July 1, 2009, the Company and Trian Partners entered into a new services agreement, which replaced an existing transition services agreement that expired on June 30, 2009. Pursuant to the new services agreement, which will continue until June 30, 2011, unless sooner terminated, Trian Partners will assist the Company with strategic merger and acquisition consultation, corporate finance and investment banking services and related legal matters. In consideration of the provision of these services, the Company pays Trian Partners a service fee of $250,000 per quarter. In addition, in the event Trian Partners provides substantial assistance to the Company in connection with a merger or acquisition, corporate finance and/or similar transaction that is consummated at any time during the term of the new services agreement and for six months thereafter, the Company will negotiate a success fee to be paid to Trian Partners which is reasonable and customary for such transactions. Pursuant to this agreement, the Company paid Trian Partners approximately $5,368,000 in fees for corporate finance advisory services in 2009, consisting of the quarterly fees described above and a success fee in connection with the Company’s issuance, through a subsidiary, of $565,000,000 in senior unsecured notes.

•

In June 2009, the Company and Trian Partners entered into a withdrawal agreement, which permitted the Company to withdraw on an accelerated basis all capital previously held by the Company in an investment account managed by Trian Partners. Prior to the withdrawal agreement, the Company was prohibited from withdrawing any amounts from the account until December 31, 2010, with the exception of $47,000,000 that was released from the account in 2008 subject to an obligation to return it by a specified date. In consideration for obtaining such early withdrawal right, the Company paid Trian Partners a fee of $5,500,000, and was relieved from its obligations to return funds to the account and to pay any further investment management and performance fees on the account.

•

In June 2009, the Company and Trian Partners entered into a liquidation services agreement, which provides for Trian Partners to assist the Company in the sale, liquidation or other disposition of certain investments that are not related to the Company’s core restaurant business (“Legacy Assets”). The agreement provides that the Company will pay Trian Partners a one-time fee of $900,000 for these services, payable in cash in two installments as follows: (i) $450,000 on signing the agreement and (ii) $450,000 on the earlier of (x) June 30, 2010 and (y) the expiration of the term of the agreement. In addition, in the event that any or all of the Legacy Assets are sold, liquidated or otherwise disposed of for aggregate net proceeds to the Company in excess of $36,607,000 (the “Target Amount”), then the Company will pay Trian Partners in cash a success fee equal to 10% of the aggregate net proceeds in excess of the Target Amount.

•

In June 2009, the Company and TASCO, LLC, an affiliate of Trian Partners, entered into an aircraft lease agreement, which provides that the Company will lease a Gulfstream Aerospace G-IVSP corporate aircraft to TASCO, LLC from July 1, 2009 until June 30, 2010. The lease agreement provides that TASCO, LLC will pay $10,000 per month for such aircraft plus, while the aircraft is being operated on behalf of TASCO, LLC, all costs of fuel, inspection, servicing and storage, as well as operational and flight crew costs relating to the operation of the aircraft, and all transit maintenance costs and other maintenance costs required as a result of TASCO, LLC’s usage of the aircraft. The Company will continue to be responsible for calendar-based maintenance and any extraordinary and unscheduled repairs and/or maintenance for the aircraft, as well as insurance and other costs. The lease agreement may be terminated by the Company without penalty in the event the Company sells the aircraft to a third party, subject to a right of first refusal in favor of Trian Partners with respect to such a sale.

All of the foregoing agreements were negotiated and approved by the Audit Committee of the Company’s Board of Directors, which was advised in the process by independent outside counsel.

During 2009, the Company paid $500,000 of expenses on behalf of The Arby’s Foundation, Inc., a not-for-profit charitable foundation in which the Company has non-controlling representation on the board of directors. Members of the board of directors of the Arby’s Foundation, Inc. during 2009 included Sharron L. Barton, the Chief Administrative Officer of the Company. In 2008, the Company pledged $1,000,000 to be donated to the Dave Thomas Foundation for Adoption, a not-for-profit charitable foundation that was created by Wendy’s founder, R. David Thomas, in which the Company also has non- controlling representation on the board of directors. The pledge is expected to be funded in equal annual installments over a five-year period. During 2009, the Company contributed $200,000 to the Dave Thomas Foundation for Adoption pursuant to this pledge. Members of the board of directors of the Dave Thomas Foundation for Adoption include Roland Smith, the President and Chief Executive Officer of the Company, J. David Karam, the President of Wendy’s, and John D. Barker, the Senior Vice President and Chief Communications Officer of the Company.

On September 29, 2008, J. David Karam, a minority shareholder, director and former president of Cedar Enterprises, Inc. (which directly or through affiliates is a Wendy’s franchisee and operator of 147 Wendy’s restaurants), was appointed President of Wendy’s and became an executive officer of the Company. In connection with Mr. Karam’s employment, Mr. Karam resigned as a director and president of Cedar Enterprises, Inc. but retained his minority ownership. In 2009, the Company recorded $6,240,000 in royalties and $4,633,000 in advertising fees from Cedar Enterprises and its affiliates as a franchisee of Wendy’s. Cedar Enterprises, Inc. and its affiliates also received $175,000 in remodeling incentives in 2009 from Wendy’s pursuant to a program generally available to Wendy’s franchisees.

PROPOSAL 2.
APPROVAL OF THE COMPANY’S 2010 OMNIBUS AWARD PLAN
(Item 2 on the Company’s Proxy Card)

Board Recommendation

The Board of Directors has adopted the Wendy’s/Arby’s Group, Inc. 2010 Omnibus Award Plan (the “2010 Plan”), a copy of which is attached to this Proxy Statement as Annex A, subject to stockholder approval at the Annual Meeting. The Board of Directors recommends a vote FOR the approval of the 2010 Plan.

Reasons Why You Should Vote in Favor of the Approval of the 2010 Plan

The Board of Directors recommends a vote for the approval of the 2010 Plan because it believes the plan is in the best interests of the Company and its stockholders for the following reasons:

•

Performance based. The 2010 Plan is generally intended to provide incentive compensation and performance compensation awards that qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

•

Attracts and retains talent. Talented executives and employees are essential to executing our business strategies. The purpose of the 2010 Plan is to promote the success of the Company by giving the Company a competitive edge in attracting, retaining and motivating key personnel and providing participants with a plan that provides incentives directly related to increases in the value of the Company.

•

Aligns director, employee and stockholder interests. We currently provide long-term incentives primarily by (i) compensating participants with equity awards, including incentive compensation awards measured by reference to the value of the Company’s equity, (ii) rewarding such participants for the achievement of performance targets with respect to a specified performance period and (iii) motivating such participants by giving them opportunities to receive awards directly related to such performance. If the 2010 Plan is approved, we will be able to maintain our means of aligning the interests of key personnel with the interests of our stockholders.

•

Replaces Prior Plans with a comprehensive program. The approval of the 2010 Plan by our stockholders is critical because it will replace the Prior Plans (as defined below) with the means to choose between multiple types of equity-based awards and to provide such awards to key personnel at various affiliates of the Company. Previously, none of the Wendy’s/Arby’s Group, Inc. 2002 Equity Participation Plan, the Wendy’s International, Inc. 2007 Stock Incentive Plan, the Wendy’s International, Inc. 2003 Stock Incentive Plan, the Wendy’s International, Inc. 1990 Stock Option Plan or the Wendy’s International, Inc. WeShare Stock Option Plan (the foregoing plans, collectively, the “Prior Plans”) were able to provide such a comprehensive program to all employees. Furthermore, we believe it is good practice to make all future equity compensation and performance-based awards from one plan.

Summary of Sound Governance Features of the 2010 Plan

The Board of Directors and Compensation Committee believe the 2010 Plan contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

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No “evergreen” provision. The number of shares of our Common Stock available for issuance under the 2010 Plan is fixed and will not adjust based upon the number of shares outstanding. We currently expect the number of shares authorized for issuance under the 2010 Plan will be sufficient to provide for future awards for approximately four years, at which time we expect to ask our stockholders to approve an additional share authorization.

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Will not be excessively dilutive to our stockholders. Subject to adjustment, the maximum number of shares of our Common Stock authorized for issuance under the 2010 Plan is 75,000,000 shares, plus the number of shares subject to awards outstanding under the Prior Plans as of the date of stockholder approval of the 2010 Plan but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares. If the 2010 Plan is approved by stockholders, no new awards will be granted under the Prior Plans and any shares of our Common Stock available for issuance under the Prior Plans that are not subject to outstanding awards will no longer be available for issuance. Shares withheld to satisfy tax withholding obligations on awards or to pay the exercise price of awards and any shares not issued or delivered as a result of a “net exercise” of a stock option will not become available for issuance as future award grants under the 2010 Plan. As of April 1, 2010, there were 22,719,306 shares subject to stock options outstanding under the Prior Plans, with a weighted average exercise price of $7.20 and a weighted average remaining term of 7.42 years, and 1,457,726 full value shares (unvested) outstanding under the Prior Plans.

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Stock option exercise prices and SAR grant prices will not be lower than the fair market value on the grant date. The 2010 Plan prohibits granting stock options with exercise prices and stock appreciation rights (“SARs”) with grant prices lower than the fair market value of a share of our Common Stock on the grant date, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.

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No repricing or exchange without stockholder approval. The 2010 Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval, except in connection with certain corporate transactions involving the Company.

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Minimum vesting and performance period requirements. The 2010 Plan provides that any stock options, SARs, restricted stock awards and certain other stock-based awards granted to employees under the plan will vest no more rapidly than ratably over a three-year period after the grant date and performance-based stock-based awards, will have a minimum performance period of one year, in each case except with respect to 5% of the shares authorized under the 2010 Plan.

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“Clawback” provisions. The 2010 Plan contains “clawback” provisions, which provide that the Compensation Committee may include in an award, that if a participant is determined by the Compensation Committee to have violated a noncompete, nonsolicit, nondisclosure or other agreement or taken action that would constitute an “detrimental activity,” as that term is defined in the 2010 Plan, all rights of the participant under the 2010 Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the Compensation Committee may require the participant to surrender and return to the Company any shares received, and/or to repay any profits or any other economic value made or realized by the participant.

Summary of the 2010 Plan Features

The following summary of the material features of the 2010 Plan is qualified in its entirety by reference to the complete text of the 2010 Plan.

Administration. Our Compensation Committee (or subcommittee thereof, if necessary for Section 162(m) of the Code) will administer the 2010 Plan. The Compensation Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2010 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2010 Plan. The Compensation Committee will have full discretion to administer and interpret the 2010 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any employees, directors, officers or consultants of the Company or of its subsidiaries or their respective affiliates will be eligible for awards under the 2010 Plan. The Compensation Committee has the sole and complete authority to determine who will be granted an award under the 2010 Plan. Additional employees of certain designated foreign subsidiaries of the Company are also eligible under separate “Sub Plans.”

Number of Shares Authorized. The 2010 Plan provides for an aggregate of 75,000,000 shares of our Common Stock to be available for awards under the 2010 Plan and the Sub Plans; provided that (i) any shares of Common Stock subject to awards other than options or SARs shall be counted against this limit as 2.5 shares of Common Stock for every one share of Common Stock granted, and (ii) any shares of Common Stock subject to awards of options or SARs shall be counted against this limit as one share of Common Stock for every one share of Common Stock granted. No more than 10,000,000 shares of our Common Stock may be issued to any participant during any single year with respect to incentive stock options under the 2010 Plan. No participant may be granted awards of options and stock appreciation rights with respect to more than 10,000,000 shares of our Common Stock in any one year. No more than 4,000,000 shares of our Common Stock may be granted under the 2010 Plan to any participant during any single fiscal year with respect to performance compensation awards in any one performance period.

The maximum amount payable for an individual employee or officer under the 2010 Plan for any single year during a performance period is $5,000,000 (with respect to each year if the performance period is more than one year). Shares of our Common Stock subject to awards are generally unavailable for future grant; provided, that no shares shall be deemed to have been used in settlement of a SAR that settles only in cash (provided that in no event shall shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock options granted under the 2010 Plan). If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the 2010 Plan, the number of shares covered by awards then outstanding under the 2010 Plan, the limitations on awards under the 2010 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

Change in Capitalization. If there is a change in the Company’s corporate capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, split-off, spin-off, consolidation or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment is necessary or appropriate, then the Compensation Committee can make adjustments in a manner that it deems equitable.

Awards Available for Grant. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Awards may be granted under the 2010 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”).

Stock Options. The Compensation Committee will be authorized to grant options to purchase shares of Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the 2010 Plan shall be non-qualified unless the applicable award agreement expressly states that the Option is intended to be an “incentive stock option.” Options granted under the 2010 Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the 2010 Plan, the exercise price of the options will not be less than the fair market value of our Common Stock at the time of grant (except with respect to Substitute Awards). Options granted under the 2010 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2010 Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder); provided, that, if the term of a non-qualified option would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy, the option’s term shall be automatically extended until the 30th day following the expiration of such prohibition. Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or shares of Common Stock valued at the fair market value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest) or by such other method as the Compensation Committee may permit in its sole discretion, including: (i) by withholding or surrender of the minimum number of shares of Common Stock otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes.

Stock Appreciation Rights. The Compensation Committee will be authorized to award SARs under the 2010 Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2010 Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of Common Stock for each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant. The remaining terms of the SARs shall be subject to terms established by the Compensation Committee and reflected in the award agreement.

Effect of Termination of Employment or Service on Options and SARs. Unless otherwise provided by the Compensation Committee, in the event of (i) the termination of a Participant’s employment or service by the Company without “cause” or by the Participant for “good reason,” in each case within 12 months following a “change in control,” or (ii) the termination of a Participant’s employment or service due to death or “disability,” all of the Participants’ outstanding unvested options and SARs become immediately vested and exercisable; provided, that in the event the vesting or exercisability of any option or SAR would otherwise be subject to the achievement of performance conditions, the portion of any such option or SAR that shall become fully vested and immediately exercisable shall be based on (A) actual performance through the date of termination as determined by the Compensation Committee or (B) if the Compensation Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Compensation Committee, in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service. Unless otherwise provided by the Compensation Committee, in the event of (I) the termination of a participant’s employment or service by the Company for “cause,” all outstanding unvested options and SARs immediately terminate and expire, (II) the termination of a Participant’s employment or service due to death or “disability,” after taking into account any accelerated vesting under the preceding sentence, each outstanding unvested option and SAR granted to such participant shall immediately terminate and expire, and each outstanding vested option and SAR shall remain exercisable for one year thereafter, and (III) the termination of a Participant’s employment or service for any other reason, after taking in to account any accelerated vesting under the preceding sentence, each outstanding unvested option and SAR shall immediately terminate and expire, and each outstanding vested option and SAR shall remain exercisable for 90 days thereafter.

Restricted Stock. The Compensation Committee will be authorized to award restricted stock under the 2010 Plan. Awards of restricted stock will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is Common Stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period, such period to equal (i) in the case of time-based vesting awards, ratably over at least three years, and (ii) in the case of performance-based vesting awards, at least one year, in each case, in each case except with respect to awards representing 5% of the 2010 Plan’s share pool and for Substitute Awards (the “Minimum Vesting Condition”).

Restricted Stock Unit Awards. The Compensation Committee will be authorized to award restricted stock unit awards. Restricted stock unit awards will be subject to the terms and conditions established by the Compensation Committee. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Compensation Committee, the participant will receive a number of shares of Common Stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee. Grants of restricted stock units that are settled in shares of Common Stock shall comply with the Minimum Vesting Condition. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on shares of Common Stock, either in cash or (at the sole discretion of the Compensation Committee) in shares of Common Stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying restricted stock units are settled.

Other Stock-Based Awards. The Compensation Committee will be authorized to grant awards of unrestricted shares of our Common Stock, rights to receive grants of awards at a future date, or other awards denominated in shares of Common Stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement. Grants of other stock-based awards that are settled in shares of Common Stock shall comply with the Minimum Vesting Condition.

Effect of Termination of Employment or Service on Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. Unless otherwise provided by the Compensation Committee, in the event of (i) the termination of a Participant’s employment or service by the Company without “cause” or by the Participant for “good reason,” in each case within 12 months following a “change in control,” or (ii) the termination of a Participant’s employment or service due to death or “disability,” all of the Participants’ outstanding restricted stock, restricted stock units and other stock-based awards become immediately vested and the restrictions thereon shall lapse; provided, that in the event the vesting of or lapse of restrictions on any restricted stock, restricted stock unit or other stock-based award would otherwise be subject to the achievement of performance conditions, the portion of any such restricted stock, restricted stock unit or other stock-based award that shall become fully vested and free from such restrictions shall be based on (A) actual performance through the date of termination as determined by the Compensation Committee or (B) if the Compensation Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Compensation Committee, in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

Performance Compensation Awards. The Compensation Committee may grant any award under the 2010 Plan in the form of a “Performance Compensation Award” by conditioning the vesting of the award on the satisfaction of certain “Performance Goals.” The Compensation Committee may establish these Performance Goals with reference to one or more of the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross revenue or gross revenue growth, gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity or sales);

•	cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis;

•	earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA);

•	gross or net operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	expense targets or cost reduction goals, general and administrative expense savings;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added or other “value creation” metrics;

•	inventory control;

•	enterprise value;

•	sales;

•	stockholder return;

•	client retention;

•	competitive market metrics;

•	employee retention;

•	timely completion of new product rollouts;

•	timely launch of new facilities;

•	measurements related to a new purchasing “co-op”;

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objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets);

•	system-wide revenues;

•	royalty income;

•	same store sales (comparable sales), comparisons of continuing operations to other operations (such as a new purchasing “co-op”);

•	market share;

•	new store openings (gross or net), store remodelings;

•	cost of capital, debt leverage year-end cash position or book value;

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strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations; or

•	any combination of the foregoing.

Any of the above Performance Goal elements can be stated as a percentage of another Performance Goal or used on a relative or absolute basis to measure the performance of the Company and/or its affiliates or any divisions, operation, or business units, product lines, brands, business segment, administrative departments or combination thereof, as the Compensation Committee deems appropriate. Performance Goals may be compared to the performance of a group of comparable companies or a published or special index that the committee deems appropriate or, stock market indices. The Compensation Committee also may provide for accelerated vesting of any award based on the achievement of Performance Goals. Any award that is intended to qualify as performance-based compensation under Section 162(m) of the Code will be granted, and Performance Goals for such an award will be established, by the Committee in writing not later than 90 days after the commencement of the performance period to which the Performance Goals relate, or such other period required under Section 162(m) of the Code; provided that the outcome is substantially uncertain at the time the Committee establishes the Performance Goal; and provided further that in no event will a Performance Goal be considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee must certify in writing that the Performance Goals established with respect to such award have been achieved.

The Compensation Committee may also specify adjustments or modifications (to the extent it would not result in adverse results under Section 162(m) of the Code) to be made to the calculation of a Performance Goal for such performance period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

Unless otherwise provided in the applicable award agreement, a participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that (I) the Performance Goals for such period are achieved; and (II) all or some of the portion of such participant’s Performance Compensation Award has been earned for the performance period based on the application of the “Performance Formula” (as defined in the 2010 Plan) to such Performance Goals; provided, however, that, in the event of (i) the termination of a participant’s employment or service by the Company without “cause” or by the participant for “good reason,” in each case within 12 months following a “change in control,” or (ii) the termination of a participant’s employment or service due to death or “disability,” the participant shall receive payment in respect of a Performance Compensation Award based on (A) actual performance through the date of termination as determined by the Compensation Committee or (B) if the Compensation Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Compensation Committee (but not to the extent that using the assumed achievement of target performance would cause Section 162(m) of the Code to result in the loss of the deduction of the compensation payable in respect of such award for any participant reasonably expected to be a “covered employee” within the meaning of Section 162(m) of the Code), in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

Amendment. The 2010 Plan will have a term of ten years. The Board of Directors may amend, suspend or terminate the 2010 Plan at any time; however, stockholder approval to amend the 2010 Plan may be necessary if the law or New York Stock Exchange rules so require. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted shall not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower option price) or cancel any SAR and replace it with a new SAR (with a lower strike price), and (iii) no option or SAR may be exchanged for cash or another award. However, stockholder approval is not required with respect to clauses (i), (ii), and (iii) above for any action specifically permitted by Sections 12 (Changes in Capital Structure and Similar Events) of the 2010 Plan. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without stockholder approval.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2010 Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options. The Code requires that, for treatment of an option as an incentive stock option, shares of Common Stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended). The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. The Company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the three other officers whose compensation is required to be disclosed in its proxy statement (excluding the chief financial officer), subject to certain exceptions. The 2010 Plan is intended to satisfy an exception with respect to grants of options and SARs to covered employees. In addition, the 2010 Plan is designed to permit certain awards of restricted stock, restricted stock units and other awards (including cash bonus awards) to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

New Plan Benefits

It is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 2010 Plan or would have been received by or allocated to participants for the last completed fiscal year if the 2010 Plan then had been in effect because awards under the 2010 Plan will be made at the discretion of the Compensation Committee (or subcommittee thereof, if necessary for Section 162(m) of the Code).

Required Vote

Under relevant New York Stock Exchange rules relating to approval of equity compensation plans, approval of the 2010 Plan will require the affirmative vote of a majority of the votes cast on this Proposal, provided that the total votes cast on the Proposal represent over 50% in interest of all securities entitled to vote on the Proposal. Applicable Treasury Regulations require the affirmative vote of a majority of the votes cast on the issue at the Annual Meeting to approve the performance based provisions of the 2010 Plan.

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE FOR APPROVAL OF THE 2010 PLAN

PROPOSAL 3.
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 3 on the Company’s Proxy Card)

The Audit Committee has voted to appoint Deloitte & Touche LLP as the independent registered public accounting firm to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending January 2, 2011. The Company’s stockholders are asked to ratify that appointment at the Annual Meeting. In keeping with good corporate governance, the Audit Committee will periodically assess the suitability of its incumbent independent registered public accounting firm taking into account all relevant facts and circumstances, including the possible consideration of the qualifications of other accounting firms.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions. If the appointment of Deloitte & Touche LLP is not ratified at the meeting, the Audit Committee will consider the selection of another accounting firm.

The following is a description of the fees billed to the Company by Deloitte & Touche LLP during the fiscal years ended January 3, 2010 and December 28, 2008:

Audit Fees: Audit fees paid by the Company to Deloitte & Touche LLP in connection with Deloitte & Touche LLP’s review and audit of the Company’s annual financial statements, Deloitte & Touche LLP’s review of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and for services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements totaled approximately $3,035,000 for fiscal 2009 and $3,500,000 for fiscal 2008.

Audit-Related Fees: The aggregate fees billed by Deloitte & Touche LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the “Audit Fees” above were $610,400 for fiscal 2009 (principally for work related to the offering and registration of senior notes issued by a subsidiary of the Company) and $1,028,100 for fiscal 2008 (principally for work done by Deloitte & Touche LLP with respect to the merger transaction with Wendy’s).

Tax Fees: The aggregate fees billed by Deloitte & Touche LLP for professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice and tax planning were $67,000 for fiscal 2009 and $167,265 for fiscal 2008 (principally for income tax services and research, advice and consultation regarding tax-related matters in both fiscal years).

All Other Fees: Fees billed to the Company by Deloitte & Touche LLP for all other products and services provided to the Company and not reported under the three prior headings were $0 for both fiscal 2009 and fiscal 2008.

As noted in the Audit Committee Report (see page 39) the Audit Committee has considered whether the provision of services by Deloitte & Touche LLP that were not related to the audit of the Company’s consolidated financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-Q is compatible with maintaining Deloitte & Touche LLP’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a pre-approval policy that provides that the Company’s independent registered public accounting firm may provide only those services that are pre-approved by the Audit Committee. The Audit Committee must also pre-approve any services provided to the Company or any subsidiary by any separate firm that audits the financial statements of any subsidiary if the Company’s independent registered public accounting firm expressly relies on the audit report of such separate firm in its own report on the Company’s financial statements. In general, predictable and recurring covered services may be approved by the Audit Committee (and not any delegate of the committee) on an annual basis. Pre-approval in such circumstances will generally be by reference to classes of covered service, provided that the pre-approval is sufficiently detailed to identify the scope of service to be provided. The policy includes a list of covered services that may be pre-approved, by class, on an annual basis. Any engagement of the independent registered public accounting firm to perform a pre-approved non-audit service is to be reported by management to the Audit Committee at its next scheduled meeting following the engagement of the independent registered public accounting firm for such service.

Services proposed to be provided by the independent registered public accounting firm that have not been pre-approved, by class, and the fees for such proposed services must be pre-approved on an individual basis by the Audit Committee or its delegate. Commencing in 2006, the total payments that may be made with respect to covered services that constitute “Tax Fees” and “All Other Fees” (as shown above) that have been pre-approved by class may not exceed $200,000 per year. Once such amount has been expended in any year, any additional services (including any additional payments for services in a pre- approved class of “Tax” or “Other” services) that constitute “Tax” or “Other” services must be pre-approved on an individual basis unless otherwise authorized by the Audit Committee (or its delegate(s)).

The Audit Committee may delegate to one or more of its members the authority to grant specific pre-approvals under its policy with respect to audit, review, attest and permitted non-audit services (subject to the limitation on “Tax” and “Other” services noted above), provided that the aggregate estimated fees for the current and all future periods in which the service is to be rendered will not exceed $100,000 for any applicable fiscal year and that the aggregate estimated fees of all covered services approved by the delegate(s) during any fiscal year may not exceed $1,000,000 for any applicable fiscal year. Any pre- approval granted by a delegate(s) is to be reported to the full Audit Committee no later than its next scheduled meeting.

None of the non-audit services provided by Deloitte & Touche LLP in 2009 were approved under the Securities and Exchange Commission’s de minimis exception to audit committee approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4.
STOCKHOLDER PROPOSAL REGARDING POULTRY SLAUGHTER
(Item 4 on the Company’s Proxy Card)

People for the Ethical Treatment of Animals (PETA), 501 Front Street, Norfolk, Virginia 23510, owner of 963 common shares of the Company, have notified the Company that they intend to propose the following resolution at the Annual Meeting:

Shareholder Resolution Regarding Poultry Slaughter

RESOLVED, that to advance the company’s financial interests and the welfare of chickens and turkeys killed for its restaurants, shareholders encourage the board to honor the company’s preference for poultry killed using more animal welfare-friendly standards by purchasing 100 percent of turkey from suppliers that use controlled-atmosphere killing (CAK), a less cruel method of slaughter, by the end of 2010 and to require its chicken suppliers to switch to CAK within five years.

Supporting Statement

Wendy’s/Arby’s Group’s suppliers’ current slaughter method is cruel and inefficient. Consider the following:

•

Wendy’s/Arby’s Group poultry suppliers use electric immobilization in their slaughterhouses. This involves shackling live birds, shocking them with electrified water in a “stun” bath, cutting their throats, and removing their feathers in tanks of scalding-hot water.

•

Birds often suffer broken bones, bruising, and hemorrhaging during the shackling process, which lowers product quality and yield. They also peck and scratch at each other, which increases carcass contamination.

•	Because the electric current in the “stun” bath is kept too low to effectively render birds unconscious, many have their throats cut while they are still able to feel pain.

•	Birds are often scalded to death in defeathering tanks. When this happens, they often defecate, further decreasing yield and increasing the likelihood of contamination.

•	Frenzied birds flap their wings, kick workers, and vomit and defecate on them, leading to increased worker injuries and illness and poor overall ergonomics.

CAK is better for the birds’ welfare and more efficient. Consider the following benefits:

•	With CAK, birds who are still in their transport crates are placed in chambers, where their oxygen is replaced with nonpoisonous gasses, putting them “to sleep.”

•

Every published report on CAK and numerous meat-industry scientific advisors—including Drs. Temple Grandin, Mohan Raj, and Ian Duncan—have concluded that it is superior to electric immobilization with regard to animal welfare.

•

Because there is no live shackling or live scalding, product quality and yield are greatly improved and contamination is drastically decreased. The manager of a CAK turkey plant in Ohio told Poultry USA that since switching to CAK, his company is “starting to quantify the improvements in yield and labor, [and] see the benefits in wings, wing meat, and breast meat.”

•

Because workers never handle live birds, ergonomics improve, injury and illness rates decrease, and the opportunities for workers to abuse live birds are eliminated. The turnover rate at a Nebraska poultry plant dropped by 75 percent after it installed a CAK system.

The following Wendy’s/Arby’s Group competitors are already sourcing chickens or turkeys killed by CAK: KFCs in Canada, Ruby Tuesday, Quiznos, Kroger, A&P, Harris Teeter, and Winn-Dixie.

We urge shareholders to support this socially and ethically responsible resolution.

Management’s Response

The Board of Directors recommends a vote AGAINST this Proposal.

The Company’s first priority is the safety and quality of its products. The Company is also committed to the humane treatment of animals. The Company does not own, raise, transport or process livestock. However, it contracts with suppliers who perform these functions and the Company believes it has the obligation to monitor that each of its suppliers exceeds government regulations by meeting the Company’s more exacting standards pertaining to the humane treatment of animals. The Company believes that handling animals in a humane manner, and preventing neglect or abuse, is the right thing to do.

The Company actively works with its suppliers to research, evaluate and implement advances in the science of animal handling and care. In addition, both Wendy’s and Arby’s have long-standing policies with respect to the humane treatment of animals and of working with their suppliers to audit for compliance, including humane animal handling and care.

The Company is continually working with its suppliers to ensure that the newest slaughter procedures are thoroughly tested and scientifically evaluated and, if satisfactory to the Company and its suppliers, implemented by its suppliers. Certain of the Company’s suppliers have already evaluated, and continue to evaluate, controlled atmosphere stunning (“CAS”). The suppliers stated that they had considered a number of factors, including: animal welfare, scientific research and studies; production methods used commercially both in the U.S. and internationally; food safety and product quality; the safety of humans involved in the process; technical difficulties in operating equipment and procedures; environmental factors and expected costs. Based on discussions with suppliers, studies conducted by suppliers and discussions with animal welfare experts, the Company believes that CAS technology is not a clear improvement over electric immobilization; consequently, the U.S. chicken industry has not yet adopted it.

Contrary to the sweeping statements in the proponent’s supporting statement, there are a number of published reports that do not conclude that CAS is superior to electric immobilization and there is no consensus among scientists and animal welfare groups that electric immobilization is cruel and inefficient. According to a July 2007 position statement issued by the American Association of Avian Pathologists and the American College of Poultry Veterinarians:

Physiologic evaluation has failed to demonstrate any welfare advantage of any CAS system over other accepted poultry electrical stunning methods in the United States. Specifically, pulsed DC or AC low-voltage stunning (the current U.S. industry standards) allows plants to achieve instant electro-anesthesia at rates exceeding 99.95 percent efficiency when properly applied, as denoted by EEG monitoring and physical examination. . . The alternative CAS systems, while viable, do not offer any known animal-welfare advantages and may in fact be associated with poultry excitation and injury prior to loss of consciousness.

According to a November 2008 report by the Food Marketing Institute (“FMI”) and National Council of Chain Restaurants (“NCCR”):

Unresolved questions still exist about the welfare effects of the individual gases and gas mixtures (e.g. CO2, argon, N2) used for controlled atmosphere stunning (CAS). . . The results of research are ambiguous. . . Further research is needed on the effects of the use of CO2 and other “anesthetic” gases for CAS, including consideration of their potential impact on human health, the environment and food supply economics. . . Therefore, the FMI-NCCR Animal Welfare Advisors recommend that the poultry industry continue its efforts to identify more humane methods of slaughter. . . there is a need for objective, peer reviewed, scientific research to further assess the humaneness of CAS.

Further, a 2009 McDonald’s report stated that McDonald’s review of the scientific literature indicated significant differences of opinion among scientists and animal welfare groups. The report states:

In 2008, the Scientific Advisory Committee of the American Humane Association reviewed the issues and concluded that, “based on input from animal science veterinary and ethics professionals. . . research is not conclusive or complete at this time to support Controlled Atmosphere Stunning (CAS) as the preferred method of poultry slaughter.”

In its May 2009 report, the UK Farm Animal Welfare Council identified certain advantages to CAS but concluded that its support for this method “is provisional on continuing research and development to clarify implications for bird welfare of any gas mixtures’ effects during induction to unconsciousness.”

The American Association of Avian Pathologists and the American College of Poultry Veterinarians, both allied organizations of the American Veterinary Association, take the position that “pulsed DC or AC low voltage stunning and controlled atmosphere stunning (CAS) are all viable and acceptable systems for humane stunning of poultry.” They too recommend continuing research on stunning physiology and further refinement of commercial applications.

The McDonald’s report concluded that comparative tests did not indicate that CAS offered significant advantages over the electric immobilization systems already used by U.S. suppliers.

The Company’s commitment, leadership and results with respect to animal welfare matters are well established, and recognized, within the industry and by leading animal welfare experts. The Company works hard to be a good corporate citizen and is a strong advocate of good animal handling practices. It has been, and will continue to be, committed to upholding and abiding by its established policies and principles. In addition, the Company continually monitors its suppliers for compliance with the policies it establishes.

The resolution submitted by the proponent would call on the Company to purchase 100% of turkey from suppliers that use CAS by the end of 2010 and require chicken suppliers to switch to CAS within five years. The Company is not aware of any large quick-service restaurant company in the U.S. that has committed to require chicken suppliers to switch to CAS within five years. As in most parts of the world, there are no large-scale chicken producers in the U.S. that currently use CAS. To implement the resolution would require the Company to force its suppliers to adopt a CAS system, which would result in significantly increased supply costs which would either be passed on to consumers or reduce the Company’s margins and profitability. Implementation would also require the Company to devote additional resources to monitoring and auditing new systems. Given the lack of consensus among scientists and animal welfare experts about whether CAS offers significant advantages over the electric immobilization systems already used by U.S. suppliers, the lack of large-scale chicken producers in the U.S. that currently use CAS, current economic conditions, and the resources and costs involved in implementing the proposal, the Company believes that stockholders would be better served by the Company continuing its active involvement with suppliers in research, evaluation and implementation of advances in the science of animal handling and care and in further refining its animal welfare program.

Required Vote

The affirmative vote of a majority of the Common Stock that is present in person or represented by proxy and entitled to vote at the Annual Meeting or any adjournment or postponement thereof is necessary to adopt this Proposal. Abstentions are not affirmative votes and therefore will have the same effect as votes against this Proposal. Broker non-votes will not be included in the tabulation of voting results on this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE AGAINST THIS PROPOSAL

OTHER MATTERS

Other Matters to Come Before the Annual Meeting

No other matters currently are intended to be brought before the Annual Meeting by the Company, or to the Company’s knowledge, any other person. The proxy being solicited does, however, convey discretionary authority to the persons named therein as proxies to vote on other matters that may properly come before the meeting. If any other matter should properly come before the meeting in accordance with the Certificate of Incorporation and the By-Laws, the persons named in the proxy will vote the shares represented thereby in accordance with their best judgment.

Expenses of Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of Internet posting at www.wendysarbys.com and the mails, some of the officers, directors and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, telegraph or other means. Solicitation will also be made by employees of Innisfree M&A Incorporated, which firm will be paid a fee of $15,000, plus reasonable out-of-pocket expenses. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

Contacting Directors

If you would like to contact the Board of Directors, the non-management directors as a group or any individual director, you may send an e-mail to corporate-secretary@wendysarbys.com or you may write to Wendy’s/Arby’s Group, Inc., 1155 Perimeter Center West, Atlanta, Georgia 30338, Attention: Corporate Secretary. Such communications should specify the intended recipient or recipients and will be forwarded by the Corporate Secretary to such recipient or recipients. Any communications that relate to the Company’s accounting, internal accounting controls or auditing matters will also be referred to the Chairman of the Audit Committee.

Stockholder Proposals for the 2011 Annual Meeting

The Company’s Certificate of Incorporation and By-Laws provide that except as otherwise provided by law, only business properly brought before an annual or special meeting of stockholders shall be conducted at such meeting. To be properly brought before the meeting, such business must be specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder. Such notice must be delivered personally to, or mailed to and received at, the principal executive office of the Company addressed to the Corporate Secretary of the Company.

The Certificate of Incorporation specifies the requirements applicable to such notice. Those requirements, which are set forth in Sections 5-6 of Article V of the Certificate of Incorporation, are summarized as follows:

•

the window within which the stockholder must give notice of proposals of business and director nominations for the Company’s annual stockholders meeting is the period not earlier than 120 days and not later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders;

•

in addition to disclosing the stockholder’s name, record address and beneficial ownership of the Company’s securities, the notice must also disclose the name, record address and beneficial ownership of any such stockholder’s “associated persons” (which includes any other beneficial owner of the shares of the Company’s stock beneficially owned by such stockholder, and any person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or beneficial owner);

•	certain disclosures are also required about the stockholder and any of the stockholder’s associated persons’ relationships, including

•	any agreement, arrangement or understanding, direct or indirect, relating to the proposed business or the director nomination,

•	the stockholder’s and any of the stockholder’s associated persons’ derivative positions or hedging transactions with respect to the Company’s securities,

•	any proxy, contract, arrangement, understanding or other relationship pursuant to which such stockholder or any associated person has the right to vote any shares of the Company,

•	any rights to dividends on the Company’s stock owned beneficially by such stockholder or any associated person that are separated or separable from the Company’s underlying stock,

•

any proportionate interest in the Company’s stock or derivatives in respect thereof held, directly or indirectly, by a general or limited partnership in which the stockholder or any associated person is a general partner or, directly or indirectly, owns an interest in a general partner, and

•

any performance-related fees (other than an asset-based fee) that such stockholder or any associated person is entitled to based on any increase or decrease in the value of the Company’s stock or derivatives in respect thereof; and

•

additional disclosures are required for director nominees, including a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder, any of the stockholder’s associated persons or their respective associates, or others acting in concert therewith (including a description of the nominee’s interest in such agreement, arrangement or understanding and the approximate dollar value thereof), stating separately any provisions pertaining to nomination of directors and any pertaining to the proposed conduct of other business.

The Company may require a proposed nominee for director to furnish via a written questionnaire such other information as may be required to be set forth in a stockholder’s notice of nomination which pertains to the nominee or which may be reasonably required to determine the eligibility of such proposed nominee to serve as a director of the Company. At the request of the Board of Directors, any individual nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder’s notice of nomination which pertains to a nominee.

The Nominating and Corporate Governance Committee has adopted certain rules with respect to nominations for Board membership. See “Proposal 1. ELECTION OF DIRECTORS—Corporate Governance—Board Meetings and Certain Committees of the Board—Nominating and Corporate Governance Committee” above.

The Chairman of the meeting may, if the facts warrant, determine that a nomination or stockholder proposal was not made in accordance with the applicable procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded. Any questions relating to stockholder proposals should be submitted in writing to the Corporate Secretary of the Company, at 1155 Perimeter Center West, Atlanta, Georgia 30338.

Any stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act must be received by the Company not later than December 10, 2010 to be considered for inclusion in the Company’s proxy statement for the 2011 Annual Meeting of Stockholders. The proposal must be delivered personally to, or mailed to and received at, the principal executive office of the Company addressed to the Corporate Secretary of the Company, at 1155 Perimeter Center West, Atlanta, Georgia 30338.

Householding of Annual Meeting Materials

Some banks, brokers and other nominees are participating in the practice of “householding” proxy statements and annual reports. This means that beneficial owners of the Company’s common stock who share the same address or household may not receive separate copies of this Proxy Statement and the Company’s 2009 Annual Report. The Company will promptly deliver an additional copy of either document to you if you write or call: Wendy’s/Arby’s Group, Inc., 1155 Perimeter Center West, Atlanta, GA 30338, Attention: Corporate Secretary; Telephone: (678) 514-4100.

Stockholders may also call or write to the Company at the above address or contact the Company’s transfer agent, American Stock Transfer & Trust Company at 59 Maiden Lane, New York, NY 10038, (800) 937-5449 or (718) 921-8124 if they wish to receive a separate annual report or proxy statement either now or in the future.

If you and other stockholders of record with whom you share an address currently receive multiple copies of the Company’s annual report and proxy statement, or if you hold stock in more than one account and, in either case, you wish to receive only one copy of each of these documents for your household, you may contact the Company’s transfer agent at the above address or through the transfer agent’s website at www.amstock.com.

Annual Report on Form 10-K

The Company will provide copies of the 2009 Form 10-K, without charge, upon a written or oral request, by first class mail or other equally prompt means within one business day of such request. Such copies may be obtained by contacting the Company at 1155 Perimeter Center West, Atlanta, Georgia 30338, Attn: Corporate Secretary; Telephone: (678) 514-4100. Copies of the Form 10-K may also be obtained from the Company’s website at www.wendysarbys.com.

By Order of the Board of Directors

NILS H. OKESON
Secretary
Atlanta, Georgia
April 9, 2010

ANNEX A

Wendy’s/Arby’s Group, Inc.
2010 Omnibus Award Plan

1. Purpose. The purpose of the Wendy’s/Arby’s Group, Inc. 2010 Omnibus Award Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders. This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Sub Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries. Offerings under the Sub Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub Plans, but the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub Plans.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(a) “Absolute Share Limit” has the meaning given such term in Section 5(b).

(b) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(c) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award and Performance Compensation Award granted under the Plan. For purposes of Section 5(c) of the Plan, “Award” and “Award under the Plan” shall also mean any stock-based award granted under a Prior Plan and outstanding on the Effective Date.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), (A) the Participant has failed to reasonably perform his or her duties to the Company or an Affiliate, or has failed to follow the lawful instructions of the Board or his or her direct superiors, in each case other than as a result of his or her incapacity due to physical or mental illness or injury, that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Company or an Affiliate, (B) the Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to the Company or an Affiliate, (C) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (D) the willful misconduct or gross neglect of the Participant that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Company or an Affiliate, (E) the willful violation by the Participant of the Company’s written policies that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Company or an Affiliate; (F) the Participant’s fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Company or an Affiliate (other than good faith expense account disputes); (G) the Participant’s act of personal dishonesty which involves personal profit in connection with the Participant’s employment or service with the Company or an Affiliate, or (H) the willful breach by the Participant of fiduciary duty owed to the Company or an Affiliate, or (i) in the case of a Participant who is a Non-Employee Director, the Participant engaging in any of the activities described in clauses (A) through (H) above; provided, however, that the Participant shall be provided a 10-day period to cure any of the events or occurrences described in the immediately preceding clause (A) hereof, to the extent capable of cure during such 10-day period. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(f) “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Stock of the Company, taking into account as outstanding for this purpose such Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition which complies with clauses (A), (B) and (C) of subsection (v) of this Section 2(f), or (IV) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

(ii) during any period of twenty-four months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company;

(iv) the sale, transfer or other disposition of all or substantially all of the business or assets of the Company; or

(v) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving

Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

Notwithstanding the foregoing, (x) the acquisition of any portion of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors by Nelson Peltz or Peter May or any Person Controlled By Nelson Peltz or Peter May shall in no event constitute a Change in Control and (y) the merger, consolidation or sale of assets of the Company or any Affiliate with or to Nelson Peltz or Peter May or any Person Controlled By Nelson Peltz or Peter May shall in no event constitute a Change in Control. For purposes of the preceding sentence and Section 2(b), “Controlled By” means the direct or indirect possession of the power to direct or cause the direction of the management or policies of any Person (as defined in Section 13(d) or 14(d) of the Exchange Act), whether through the ownership of voting securities, by contract or otherwise, including without limitation, any investment fund, investment account or investment partnership whose investment manager, investment advisor or general partner is directly or indirectly Controlled By Nelson Peltz or Peter May, or with respect to which they individually or in the aggregate beneficially own 50% more of the outstanding economic or voting interests of such entity.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h) “Committee” means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to comply with Section 162(m) of the Code in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(i) “Common Stock” means the common stock, par value $0.10 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(j) “Company” means Wendy’s/Arby’s Group, Inc., a Delaware corporation, and any successor thereto.

(k) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(l) “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company or its Affiliates, (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Company or an Affiliate for Cause, (iii) whether in writing or orally, maligning, denigrating or disparaging the Company, its Affiliates or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities, or otherwise publishing (whether in writing or orally) statements that tend to portray any of the aforementioned persons or entities in an unfavorable light, or (iv) the breach of any noncompetition, nonsolicitation or other agreement containing restrictive covenants, with the Company or its Affiliates.

(m) “Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(n) “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other similar agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Committee in its sole discretion.

(o) “Effective Date” means May 27, 2010.

(p) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(q) “Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates), who, in the case of each of clauses (i) through (iv) above has entered into an Award agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan. Solely for purposes of this Section 2(q), “Affiliate” shall be limited to (1) a Subsidiary, (2) any parent corporation of the Company within the meaning of Section 424(e) of the Code (“Parent”), (3) any corporation, trade or business 50% or more of the combined voting power of such entity’s outstanding securities is directly or indirectly controlled by the Company or any Subsidiary or Parent, (4) any corporation, trade or business which directly or indirectly controls 50% or more of the combined voting power of the outstanding securities of the Company and (5) any other entity in which the Company or any Subsidiary or Parent has a material equity interest and which is designated as an “Affiliate” by the Committee.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(t) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the mean of the high and low sales price (provided that the Committee may in its discretion use the closing sales price) of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(u) “Good Reason” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Participant having “good reason” to terminate the Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Good Reason” contained therein), the occurrence of any of the following without the Participant’s express written consent: (A) a material reduction in the Participant’s base salary or target annual bonus opportunity from that in effect immediately prior to the Change in Control, other than a reduction that is a part of and consistent with a reduction in compensation of similarly situated employees of the Company, or (B) requiring the Participant to relocate the Participant’s principal place of employment or service to a location that would result in an increase by more than fifty (50) miles in the Participant’s one-way commute from the Participant’s then-current principal residence; provided, however, that any event described in clause (A) or (B) shall not constitute Good Reason unless the Participant has given the Company prior written notice of such event within thirty (30) days after the Participant becomes aware or should have become aware of such event, and the Company has not cured such event (if capable of cure) within thirty (30) days following receipt of such notice.

(v) “Immediate Family Members” shall have the meaning set forth in Section 14(b).

(w) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(x) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(y) “Minimum Vesting Condition” shall mean, with respect to any Award, that vesting of (or lapsing of restrictions on) such Award does not occur any more rapidly than ratably over a three-year period, if the vesting or lapsing of restrictions occurs solely due to the passage of time, or over a one-year period, if the vesting or lapsing of restrictions are subject to performance vesting conditions.

(z) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(aa) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(bb) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

(cc) “NYSE” means the New York Stock Exchange.

(dd) “Option” means an Award granted under Section 7 of the Plan.

(ee) “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ff) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(gg) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(hh) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(ii) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(jj) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(kk) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(ll) “Performance Period” shall mean the one or more periods of time of not less than 12 months, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(mm) “Permitted Transferee” shall have the meaning set forth in Section 14(b) of the Plan.

(nn) “Person” has the meaning given such term in the definition of “Change in Control”.

(oo) “Plan” means this Wendy’s/Arby’s Group, Inc. 2010 Omnibus Award Plan.

(pp) “Prior Plan” shall mean, as amended from time to time, each of the Wendy’s/Arby’s Group, Inc. 2002 Equity Participation Plan, the Wendy’s International, Inc. 2007 Stock Incentive Plan, the Wendy’s International, Inc. 2003 Stock Incentive Plan, the Wendy’s International, Inc. 1990 Stock Option Plan and the Wendy’s International, Inc. WeShare Stock Option Plan.

(qq) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(rr) “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(ss) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(tt) “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(uu) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(vv) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(ww) “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(xx) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Company voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(yy) “Substitute Award” has the meaning given such term in Section 5(e).

(zz) “Sub Plans” has the meaning given such term in Section 1.

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration. (a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Subsidiary the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations. (a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 75,000,000 shares of Common Stock (the “Absolute Share Limit”) shall be available for Awards under the Plan, provided that (x) any shares of Common Stock subject to such Awards other than Options or SARs shall be counted against this limit as 2.5 shares of Common Stock for every one (1) share of Common Stock granted, and (y) any shares of Common Stock subject to such Awards of Options or SARs shall be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted; (ii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 10,000,000 shares of Common Stock may be made to any individual Participant during any single fiscal year of the Company (for this purpose, if a SAR is granted in tandem with an Option (such that the SAR expires with respect to the number of shares of Common Stock for which the Option is exercised), only the shares underlying the Option shall count against this limitation); (iii) subject to Section 12 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be delivered in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 4,000,000 shares of Common Stock may be delivered in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of such shares of Common Stock on the last day of the Performance Period to which such Award relates; and (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year) pursuant to a Performance Compensation Award denominated in cash (described in Section 11(a) of the Plan) shall be $5,000,000.

(c) Shares of Common Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that no shares shall be deemed to have been used in settlement of a SAR that settles only in cash; provided, further that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan. In no event shall (i) shares tendered or withheld on the exercise of Options or other Award for the payment of the exercise or purchase price or withholding taxes, (ii) shares not issued upon the settlement of a SAR that settles in shares of Common Stock, or (iii) shares purchased on the open market with cash proceeds from the exercise of Options, again become available for other Awards under the Plan. If and to the extent an Award under the Plan or any Prior Plan expires, terminates or is canceled or forfeited for any reason whatsoever, the shares covered by such Award shall again become available for other Awards under the Plan in accordance with Section 5(f).

(d) Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing. Following the Effective Date, no further awards shall be granted under any Prior Plan.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for delivery under the Plan.

(f) Each share of Common Stock that again becomes available for grant pursuant to this Section 5 shall be added back as (i) one (1) share of Common Stock if such shares were subject to Options or SARs, and (ii) as 2.5 shares of Common Stock if such shares were subject to Awards other than Options or SARs.

6. Eligibility. Participation shall be limited to Eligible Persons.

7. Options. (a) Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c) Vesting and Expiration. (i) Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition; provided, however, that in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate.

(ii) Unless otherwise provided by the Committee, in the event of (A) the termination of a Participant’s employment or service by the Company other than for Cause (and other than due to death or Disability), or by the Participant for Good Reason, in each case within 12 months following a Change in Control, or (B) the termination of a Participant’s employment or service due to death or Disability, each outstanding Option granted to such Participant shall become fully vested and immediately exercisable as of the date of such termination of employment or service; provided, that in the event the vesting or exercisability of any Option would otherwise be subject to the achievement of performance conditions, the portion of any such Option that shall become fully vested and immediately exercisable shall be based on (x) actual performance through the date of termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

(iii) Unless otherwise provided by the Committee, in the event of (A) the termination of a Participant’s employment or service by the Company for Cause, all outstanding Options granted to such Participant shall immediately terminate and expire, (B) the termination of a Participant’s employment or service due to death or Disability, after taking into account any accelerated vesting under the preceding clause (ii), each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the Option Period) and (C) the termination of a Participant’s employment or service for any other reason, after taking into account any accelerated vesting under the preceding clause (ii), each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the Option Period).

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the

Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest; or (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

(f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights. (a) Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c) Vesting and Expiration. (i) A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, that if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition.

(ii) Unless otherwise provided by the Committee, in the event of (A) the termination of a Participant’s employment or service by the Company other than for Cause (and other than due to death or Disability), or by the Participant for Good Reason, in each case within 12 months following a Change in Control, or (B) the termination of a Participant’s employment or service due to death or Disability, each outstanding SAR granted to such Participant shall become fully vested and immediately exercisable as of the date of such termination of employment or service; provided, that in the event the vesting or exercisability of any SAR would otherwise be subject to the achievement of performance conditions, the portion of any such SAR that shall become fully vested and immediately exercisable shall be based on (x) actual performance through the date of termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

(iii) Unless otherwise provided by the Committee, in the event of (A) the termination of a Participant’s employment or service by the Company for Cause, all outstanding SARs granted to such Participant shall immediately terminate and expire, (B) the termination of a Participant’s employment or service due to death or Disability, after taking into account any accelerated vesting under the preceding clause (ii), each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the SAR Period) and (C) the termination of a Participant’s employment or service for any other reason, after taking into account any accelerated vesting under the preceding clause (ii), each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the SAR Period).

(d) Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

(f) Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.

9. Restricted Stock and Restricted Stock Units. (a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b) Stock Certificates and Book Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock (provided that if the lapsing of restrictions with respect to any grant of Restricted Stock is contingent on satisfaction of performance conditions (other than or in addition to the passage of time), any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within 15 days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions. (i) The Restricted Period with respect to Restricted Stock and Restricted Stock Units shall lapse in such manner and on such date or dates determined by the Committee, and the Committee shall determine the treatment of the unvested portion of Restricted Stock and Restricted Stock Units upon termination of employment or service of the Participant granted the applicable Award. Grants of Restricted Stock and Restricted Stock Units that are settled in shares of Common Stock shall comply with the Minimum Vesting Condition; provided, that the Minimum Vesting Condition need not be applied to such grants that, when taken together with other Awards not subject to the Minimum Vesting Condition (other than Options and SARs), comprise Awards with respect to a number of shares of Common Stock that does not exceed, in the aggregate, five percent (5%) of the Absolute Share Limit (as adjusted pursuant to Sections 5 and 12).

(ii) Unless otherwise provided by the Committee, in the event of (A) the termination of a Participant’s employment or service by the Company other than for Cause (and other than due to death or Disability), or by the Participant for Good Reason, in each case within 12 months following a Change in Control, or (B) the termination of a Participant’s employment or service due to death or Disability, outstanding Restricted Stock and Restricted Stock Units granted to such Participant shall become fully vested and the restrictions thereon shall immediately lapse as of the date of such termination of employment or service; provided, that in the event the vesting or lapse of restrictions of any Restricted Stock or Restricted Stock Units would otherwise be subject to the achievement of performance conditions, the portion of any such Restricted Stock or Restricted Stock Units that shall become fully vested and free from such restrictions shall be based on (x) actual performance through the date of termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends ( and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.

(e) Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE WENDY’S/ARBY’S GROUP, INC. 2010 OMNIBUS AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEN WENDY’S/ARBY’S GROUP, INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF WENDY’S/ARBY’S GROUP, INC.

10. Other Stock-Based Awards. (a) The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock (including, without limitation, performance shares or performance units), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Grants of Other Stock-Based Awards that are settled in shares of Common Stock shall comply with the Minimum Vesting Condition; provided, that the Minimum Vesting Condition need not be applied to such grants that, when taken together with other Awards not subject to the Minimum Vesting Condition (excluding Options and SARs), comprise Awards with respect to a number of shares of Common Stock that does not exceed, in the aggregate, five percent (5%) of the Absolute Share Limit (as adjusted pursuant to Sections 5 and 12).

(b) Unless otherwise provided by the Committee, in the event of (A) the termination of a Participant’s employment or service by the Company other than for Cause (and other than due to death or Disability), or by the Participant for Good Reason, in each case within 12 months following a Change in Control, or (B) the termination of a Participant’s employment or service due to death or Disability, outstanding Other Stock-Based Awards granted to such Participant shall become fully vested and the restrictions thereon shall immediately lapse as of the date of such termination of employment or service; provided, that in the event the vesting or lapse of restrictions of any Other Stock-Based Awards would otherwise be subject to the achievement of performance conditions, the portion of any such Other Stock-Based Awards that shall become fully vested and free from such restrictions shall be based on (x) actual performance through the date of termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

11. Performance Compensation Awards. (a) Generally. The Committee shall have the authority, at or before the time of grant of any Award, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall also have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything in the Plan to the contrary, if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a “covered employee” (within the meaning of Section 162(m) of the Code), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 13 of the Plan).

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the

Performance Formula. Within the first 90 days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other ‘value creation’ metrics; (xvii) inventory control; (xviii) enterprise value; (xix) sales; (xx) stockholder return; (xxi) client retention; (xxii) competitive market metrics; (xxiii) employee retention; (xxiv) timely completion of new product rollouts; (xxv) timely launch of new facilities; (xxvi) measurements related to a new purchasing “co-op”; (xxvii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxviii) system-wide revenues; (xxix) royalty income; (xxx) same store sales (comparable sales), comparisons of continuing operations to other operations (such as a new purchasing “co-op”); (xxxi) market share; (xxxii) new store openings (gross or net), store remodelings; (xxxiii) cost of capital, debt leverage year-end cash position or book value; (xxxiv) strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations; or (xxxv) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. Unless otherwise determined by the Committee at the time a Performance Compensation Award is granted, the Committee shall, during the first 90 days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any

successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards. (i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. Unless otherwise provided in the applicable Award agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals; provided, however, that in the event of (x) the termination of a Participant’s employment or service by the Company other than for Cause (and other than due to death or Disability), or by the Participant for Good Reason, in each case within 12 months following a Change in Control, or (y) the termination of a Participant’s employment or service due to death or Disability, the Participant shall receive payment in respect of a Performance Compensation Award based on (1) actual performance through the date of termination as determined by the Committee, or (2) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee (but not to the extent that application of this clause (2) would cause Section 162(m) of the Code to result in the loss of the deduction of the compensation payable in respect of such Performance Compensation Award for any Participant reasonably expected to be a “covered employee” within the meaning of Section 162(m) of the Code), in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion. Unless otherwise provided in the applicable Award agreement, the Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f) Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Unless otherwise provided in an Award agreement, any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii)).

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of the following:

(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii) cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any such adjustment shall be conclusive and binding for all purposes.

13. Amendments and Termination. (a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards, (ii) it would materially increase the benefits accruing to participants under the Plan, (iii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 12), or (iv) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) without stockholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

14. General. (a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

(b) Nontransferability. (i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (i) by the Board or the Committee in its sole discretion, or (Ii) as provided in the applicable Award agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c) Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividend equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time) (although dividend equivalents may be accumulated in respect of unearned Awards and paid within 15 days after such Awards are earned and become payable or distributable).

(d) Tax Withholding. (i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required statutory withholding liability) by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(e) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(f) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expect to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or Sub-Plans or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(g) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(h) Termination of Employment. Except as otherwise provided in an Award agreement or an employment, severance, consulting, letter or other agreement with a Participant, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service of such Participant with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be considered a termination of employment or service of such Participant with the Company or an Affiliate for purposes of the Plan.

(i) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

(j) Government and Other Regulations. (i) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter- dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(k) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(l) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(o) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(p) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(q) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(r) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(s) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(t) 409A of the Code. (i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(u) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in Detrimental Activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company.

(v) Code Section 162(m) Re-approval. If so determined by the Committee, the provisions of the Plan regarding Performance Compensation Awards shall be submitted for re-approval by the stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

(w) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

*  *  *

As adopted by the Board of Directors of
Wendy’s/Arby’s Group, Inc. on March 1, 2010.

As approved by the stockholders of
Wendy’s/Arby’s Group, Inc. on  , 2010.

1155 Perimeter Center West Atlanta, GA 30338	Annual Meeting Admission Ticket
(and meeting information) 2010 Annual Meeting of Stockholders 11:00 a.m. (EDT), Thursday, May 27, 2010 W New York 541 Lexington Avenue New York, NY 10022

Please present this admission ticket to gain admittance to the meeting. This ticket admits only the stockholder listed on the reverse side and is not transferable.

Admission Ticket
(Not Transferable)

This year’s Annual Meeting of Stockholders will be held at the W New York, 541 Lexington Avenue, New York, NY 10022.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M24232-P93307

WENDY’S/ARBY’S GROUP, INC.

1155 Perimeter Center West
Atlanta, GA 30338

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING ON MAY 27, 2010.

          The undersigned hereby appoints Roland C. Smith and Stephen E. Hare, and each of them, with the full power of substitution, as proxies, to vote all the shares of stock of Wendy’s/Arby’s Group, Inc. (the “Company”) that the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders of the Company to be held at the W New York, 541 Lexington Avenue, New York, NY 10022 on May 27, 2010, and any adjournment thereof, upon the matters set forth herein, and in their discretion upon such other matters as may properly come before the meeting.

          This Proxy, if signed and returned, will be voted as specified. If this card is signed and returned without specifications, the shares shall be voted FOR the election of the nominees listed on the reverse side for the Board of Directors and FOR each proposal except the stockholder proposal regarding poultry slaughter (Proposal 4), which the shares shall be voted AGAINST. A majority of said proxies, or any substitutes, who shall be present and act at the meeting (or if only one shall be present and act, then that one) shall have all the powers of said proxies hereunder.

IMPORTANT - This Proxy must be signed and dated on the reverse side.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m. (EDT) on
May 26, 2010.

THANK YOU FOR VOTING

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

WENDY’S/ARBY’S GROUP, INC.
1155 PERIMETER CENTER WEST
ATLANTA, GA 30338

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M24231-P93307	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WENDY’S/ARBY’S GROUP, INC.			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote “FOR” the election of the nominees listed and “FOR” each proposal, except the stockholder proposal regarding poultry slaughter (Proposal 4), which the Board of Directors recommends a vote “AGAINST.”

1.	To elect twelve (12) directors to hold office as specified in the Company’s Proxy Statement.
Nominees:
	01) Nelson Peltz 02) Peter W. May 03) Clive Chajet 04) Edward P. Garden 05) Janet Hill 06) Joseph A. Levato	07) J. Randolph Lewis 08) Peter H. Rothschild 09) David E. Schwab II 10) Roland C. Smith 11) Raymond S. Troubh 12) Jack G. Wasserman
								For	Against	Abstain

2.	To approve the Company’s 2010 Omnibus Award Plan.							☐	☐	☐

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2010.							☐	☐	☐

4.	To vote on a stockholder proposal regarding poultry slaughter.							☐	☐	☐

If you have included comments or a change in address on the account, please check this box. Please note that changes to the registered name(s) on the account may not be submitted via this method.					☐

Please indicate if you plan to attend this meeting.			☐	☐

			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date